Exhibit 10.1


                      AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION dated this 3rd day of November, 2000 by and among:

HEALTH-PAK, INC., a Delaware corporation, with offices at 2005, Beech Grove Place, Utica, New York hereafter referred to as the "Company " or "Health-Pak.";

LIFE ENERGY TECHNOLOGY HOLDINGS, LTD., a corporation organized under the laws of the Republic of Ireland with its office address at Finnabair Science Park, Technology City, Dundalk, Co. Louth, Ireland.; and hereinafter referred to as "Life."

THE STOCKHOLDERS OF LIFE who are named in Schedule A annexed hereto and made a part hereof, hereinafter referred to as the "Stockholders" or the "Shareholders" and who are the holders of all of the outstanding shares of common stock (ordinary shares) of Life.

All of the foregoing entities and persons are collectively referred to as the "Parties."

                              W I T N E S S E T H:


WHEREAS, Health-Pak and Life, with the consent of the Stockholders, have entered into a plan of reorganization, as contemplated under the United States Internal Revenue Code (the "Code") adopted by their respective Boards of Directors which provides as follows:

                             PLAN OF REORGANIZATION

Both corporations shall be reorganized under and pursuant to Section 368(a)(1)(B) of the Code by the Company acquiring all of the outstanding voting shares of common stock (or ordinary shares) of Life in a proposed exchange of such shares solely for the voting shares of common stock of the Company and by exchanging such shares, Life will become a wholly owned subsidiary of the Company, and the Company will change its name to "Life Energy Technology Holdings, Ltd.," or such other name as may be agreed upon, and the Board of Directors of the Company will be reorganized to include new directors nominated by Life, the purpose of which is to seek additional restructuring for Health-Pak and to give Life access to the public market in the United States for its shares; and

WHEREAS, the Company and Life confirm that they each have no other class of securities, either issued and outstanding or authorized, except as specifically set forth herein; and that no other person or entity has any right or entitlement to receive any further shares of common stock, or of any other class or type of security of either corporation except as herein described;

NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants herein contained, the parties hereto adopt this Agreement and Plan of Reorganization , hereinafter referred to as the "Agreement," and they hereby agree as follows:


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                                    ARTICLE 1

                               EXCHANGE OF SHARES

1.01 EXCHANGE OF SHARES. All of the outstanding shares of common stock (the ordinary shares hereinafter called the "Life Shares") owned by the Stockholders of Life constituting an approximate total of fifteen (15) million shares shall be exchanged solely for an approximate total of fifteen (15) million shares of the common stock of Health-Pak (the "Shares") and Life shall thereafter operate as a wholly owned subsidiary of the Company. All of the shares thereby exchanged shall be duly authorized and non-assessable shares of common stock of each corporation, free and clear of all liens and encumbrances. The exchange transaction is intended to be a tax free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code. All of the outstanding shares of the class A preferred class stock owned by the Stockholders of Life constituting an approximate total of sixteen (16) million shares shall be exchanged solely for an approximate total of sixteen (16) million shares of the class A preferred class stock of Health-Pak. The shares intended to be issued to the Stockholders by Health-Pak are to be deemed "restricted securities" as defined by Rule 144 promulgated under the Securities Act of 1933, as amended, (the "Act"). Furthermore, the Parties confirm and acknowledge that as restricted shares the Health-Pak shares of common stock to be exchanged hereunder will be subject to restrictions against the further sale or transfer thereof unless subsequently registered under the Act or an exemption from such registration becomes available, such as is provided by Rule 144. There is no present intent to register the shares to be issued. However, in the event the Company elects to file a registration statement with the Securities and Exchange Commission and/or any state securities commission in connection with a public offering of its securities and further seeks to register any then issued and outstanding shares, Life Shareholders shall have the right to request registration of their shares and the Company shall prepare and file with the appropriate regulatory agency all documents necessary to facilitate registration of such shares. The Company shall notify the Life Shareholders of its intent to file a registration statement regarding issued and outstanding shares at least sixty days prior to the anticipated date of filing. Life Shareholders shall have twenty days from their respective receipt of such notice from the Company to provide written notice to the Company of their respective request(s) to have their shares registered.


1.02 DELIVERY OF SHARES. On the Closing Date as set forth herein, the Stockholders shall deliver to the Company all stock certificates and/or stock powers representing the Life shares, duly endorsed, so as to make the Company the sole holder thereof, free and clear of all claims and encumbrances; and the Company shall deliver to the Shareholder Representative certificates in such denominations as the Shareholder or their representative shall determine representing the Health-Pak shares so as to make the Shareholders the sole holder thereof, free and clear of all claims and encumbrances, subject to the restrictions on transfer described herein. The terms, conditions, preferences, and other rights and privileges of the Health-Pak shares shall be the same as for all other issued and outstanding shares of the Company's capital stock of the same class.

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1.03 EXEMPT TRANSACTION.  The transaction contemplated by the exchange of shares recited above shall be made subject to an exemption from the registration requirements of the Act provided by Sections 4(1) and 4(2) thereof as a private transaction not involving any public offering.


                                    ARTICLE 2
           WARRANTIES AND REPRESENTATIONS OF LIFE AND THE STOCKHOLDERS

2.01 WARRANTIES AND REPRESENTATIONS OF LIFE AND THE STOCKHOLDERS. Life hereby represents and warrants, for itself and for each of its subsidiaries, with respect to its financial condition, liabilities, operations and to the Life shares of common stock, and to other matters affecting the transfer contemplated hereby and the Stockholders hereby represent and warrant with respect to the matters specified below as being applicable to them, that the representations listed below are true and correct as of the date hereof and will be true and correct as of the Closing Date (as hereinafter defined).

2.02 ORGANIZATION. Life is duly organized, validly existing and in good standing under the laws of the Republic of Ireland and the County where it is organized and it has all of the requisite power and authority to own, hold, lease or operate its properties and assets and to carry on its business as now being conducted. Life has an authorized capitalization of fifteen (15) million shares of common stock (or ordinary shares), .001 par value, of which fifteen (15) million shares are duly issued and outstanding and owned by the Shareholders, which shares constitute the Life shares of common stock (ordinary shares) to be transferred to the Company hereunder and represent all of the issued and outstanding shares of capital stock of Life. Life also has an authorized capitalization of sixteen (16) million shares of Class A stock preferred of which sixteen (16) million shares are duly issued and outstanding and owned by the Shareholders, which shares constitute the Life shares of class A preferred to be transferred to the Company hereunder and represent all of the issued and outstanding shares of preferred stock of Life.

2.03 LIFE COMMON STOCK. The Life Shares presently owned by the Stockholders are duly and validly issued, fully paid and non-assessable, and are free and clear of all voting trusts, agreements, arrangements, liens and all other encumbrances, claims, equities and liabilities of every nature, and Life, having duly taken all corporate action required therefore, had the unqualified right to issue the Life Shares and to deliver clear and unencumbered title thereto to the Stockholders. There are no outstanding options, contracts, calls, commitments or demands of any character relating to the authorized, but previously unissued, shares of common stock (or ordinary shares) of Life. Life's common stock (or ordinary shares) and the class A preferred stock are the sole classes of stock authorized by Life's Articles of Incorporation and Life is under no obligation, legal or otherwise, to establish any other class of common stock, or any other type of security. The Stockholders have good and marketable title to their shares of common stock in Life and have the unqualified right to transfer and dispose of the Life stock as contemplated herein, and upon the closing hereunder, clear and unencumbered title thereto shall be conveyed to the Company.

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2.04 QUALIFICATION IN THE UNITED STATES.  Life is, or will promptly become, duly qualified as a foreign corporation in good standing in the United States in each state in which such qualification is necessary except where the failure to be so qualified would not materially adversely affect Life. Life will acquire an office address in the United States as soon as possible.

2.05 AUTHORIZATION OF THIS AGREEMENT. The execution of this Agreement by Life and the performance by Life of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and approved by the Board of Directors and, prior to the Closing, shall be approved by the Stockholders of Life. Life has the corporate power and authority to enter into this Agreement and perform the covenants and undertakings to be performed by it hereunder, and is under no impediment which would adversely affect its ability to consummate or prohibit it from consummating this transaction. Upon execution, this Agreement shall constitute a legal, binding and valid obligation of Life and its Stockholders, enforceable against each of them in accordance with its terms.

2.06 AUTHORITY OF THE STOCKHOLDERS, The Stockholders have full power, competency and authority to enter into this Agreement and to make a valid transfer of their common stock as herein contemplated. No authorization or approval or exemption from or filing or registration with any court, person, personal representative, executor, governmental agency, commission or board or any instrumentality of any government or private regulatory body is necessary to authorize this Agreement by Life or the Stockholders.

2.07 CONFLICT WITH OTHER OBLIGATIONS AND INTERESTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Life and the Stockholders with the provisions hereof will not
(i) conflict with or result in a breach of any provisions of , or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the creation of any material lien, security interest, charge or encumbrance upon Life or the shares of stock of Life being transferred or any material assets of Life under any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Life or any material note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which either Life or the Stockholders are a party, or by which they are bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Life or the Stockholders or any of their respective properties or assets.

2.08 FINANCIAL STATEMENTS. Life and the Stockholders have delivered to the Company, or on or before the Closing Date will deliver to the Company, an unaudited balance sheet prepared for review and use by Life management. The books of account of Life fully and fairly reflect all of the material transactions of Life as of the date then ended for each financial statement submitted. Life will have no material liabilities, either fixed or contingent, not reflected in such financial statements, other than for contracts or obligations incurred in the ordinary and usual course of business or as set forth in SCHEDULE B annexed hereto, and no such contracts or obligations constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of Life as reflected in such financial statements. All

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liabilities  for the current and for all prior years,  including  any income and sales taxes or other taxes for which Life has any liability, have been paid in full or have been adequately provided for in said audited financial statements in accordance with generally accepted accounting principles within 60 days from the date of closing.

2.09 CHANGES IN FINANCIAL CONDITION. Since the date of the most recent financial statements of Life as submitted to the Company, there have not been (i) any adverse changes in the financial condition or in the operations of Life or any of its subsidiaries (if any); (ii) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the properties and business of Life; (iii) any declaration, setting aside of payment of any dividend in respect of the capital stock of Life; (iv) any issuance of capital stock by Life or securities exercisable, convertible into or exchangeable for capital stock, any distribution (whether by way of reclassification, recapitalization, stock split or otherwise) in respect of the capital stock of Life, or any redemption or other acquisition of any such stock, (v) any contract or transaction entered into by Life except contracts and transactions entered into in the ordinary course of business, this Agreement or as otherwise approved by Health-Pak in writing; (vi) any material default in any contract, obligation or debt of Life; or (vii) any other event or condition of any character pertaining to and materially adversely affecting the assets or business of Life taken as a whole.

2.10 TAX MATTERS. (a) FILING OBLIGATIONS. Life has duly and timely filed (or there have been duly and timely filed on its behalf), or a valid extension of time to file has been obtained, with the appropriate governmental authorities, all Tax Returns ("Tax Returns" as hereinafter defined) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects. All taxes for which Life is or may be liable (whether or not shown on any Tax Return) in respect of periods (or portions thereof) ending on or before the Closing Date have been timely paid, or will be timely paid, or have been provided for on the Financial Statements. Regarding any period (or portion thereof) through the Closing Date for which taxes are not yet due or owing, Life has established due and sufficient reserves for the payment of such taxes and such current reserves through the Closing Date are duly and fully provided for in the Financial Statements.

(b) DEFICIENCIES. No deficiencies for taxes have been claimed, proposed or assessed by any taxing or other governmental authority against Life and Life has not received any notice, or otherwise has any knowledge, of any potential claim, proposal or assessment against the Life for any such deficiency for taxes. There are no pending, or to the best of Life or the Stockholder's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of taxes, and there are no matters under discussion between Life on the one hand and any governmental authority on the other hand with respect to taxes that, in the reasonable judgment of Life or the Stockholders, is likely to result in a material additional liability of Life for taxes.

(c) TAX LIENS. There are no liens for taxes upon any property or assets of Life except for liens for taxes not yet due and payable, and for which adequate reserves have been provided for on the Financial Statements.

(d) WITHHOLDING TAXES. Life has duly and timely withheld, collected and paid to the proper governmental authority all taxes required to have been withheld, collected or paid.

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(e) TAXES IN  FOREIGN  JURISDICTIONS.  No claim has ever been made to Life by an authority in any jurisdiction where Life has not filed tax returns that Life is or may be subject to taxation by that jurisdiction.

(f) WAIVER OF STATUTE OF LIMITATIONS. Life has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

(g) SECTION 280G OF THE CODE. There is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of Life that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible by Life under Section 280G of the Code.

(h) POWER OF ATTORNEY. No power of attorney that is currently in force has been granted by Life with respect to any matters relating to Taxes.

(i) TAX SHARING AGREEMENTS. There are no tax sharing agreements or other similar arrangements with respect to or involving Life.

(j) REAL PROPERTY HOLDING COMPANY. Life is not, and during the five-year period ending on the Closing Date has not been, a "United States Real Property Holding Corporation," as such term is defined in Section 897(c) of the Code or the Treasury Regulations promulgated thereunder.

(k) COPIES OF TAX RETURNS TO BE DELIVERED. On or prior to the Closing Date Life will deliver to the Company copies of its tax returns filed with any taxing authority or the Internal Revenue Service of the United States and any state taxing authority, or in the alternative, Life will provide a statement that the due date for such tax returns has been extended, by Life for its last fiscal period or that such tax returns are not yet required.

(l) DEFINITION OF "TAXES" AND "TAX RETURNS." For purposes of this Agreement, and without limiting the generality of the foregoing, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, sales, withholding, estimated, social security, employment, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, environmental, severance, transfer, recording, escheat, or other taxes, duties, assessments, or charges, imposed by any governmental authority and any interest, penalties, or additions to tax attributable thereto. "Tax Return" shall mean any report, return, document, declaration, information, return or filing (including any related or supporting information) filed or required to be filed with respect to taxes.

2.11 LITIGATION. Except as set forth in SCHEDULE C, Life is not involved in any pending litigation or governmental investigation or proceeding, and to the best of Life and the Stockholders' knowledge, no material litigation, claim, assessment or governmental investigation or proceeding is threatened which might reasonably be expected to result in any material change in the business or condition, financial or otherwise, of Life or in any of its properties or assets, or which might reasonably be expected to result in any material liability on the part of Life or which questions the validity of this Agreement, or which would, in the case of officers, directors or employees of Life, impair their ability to carry out their duties as such officers, directors or

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employees  now or in the  future,  or which  might  reasonably  be  expected  to otherwise adversely affect the Company or Life, or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. The Stockholders represent that they are not involved in any pending material litigation or governmental investigation or proceeding which would, to the best of their knowledge and information, affect their ownership of the Life Shares or their ability to enter into this Agreement or to carry out its terms and conditions. Stockholders further covenant that to the best of their knowledge and information, no such material litigation, claim, assessment or governmental investigation or proceeding of any kind exists or is threatened.

2.12 BREACH OF CONTRACTS AND COMMITMENTS. Life has not materially breached, and there are no pending or threatened claims or any legal basis for a claim that Life has materially breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or is bound, and the execution and performance hereof will not violate any law or any provisions of any agreement to which Life is subject.

2.13 COMPLIANCE WITH LAW. Life has complied with all applicable laws of the Republic of Ireland and its provinces in connection with its formation, issuance of securities, organization, capitalization and operation, and no contingent liabilities have been threatened, or claims made or threatened with respect thereto, including claims for violation of any securities laws and there is no basis for any such claim or liability except, in all such cases, for violations and claims which individually or in the aggregate would not materially adversely affect Life. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of either Life or the Stockholders in connection with the execution and delivery of this Agreement, or the carrying out of any of the transactions contemplated hereby.

2.14 CERTIFICATE OF INCORPORATION, BY-LAWS, MINUTES, ETC. Copies of Life's Certificate of Incorporation, By-laws and Minutes of Life and all Amendments thereto that have been furnished, or immediately upon execution of this Agreement, will be furnished to the Company by or on behalf of Life and are or will be, as applicable, true and complete. Attached hereto as EXHIBITS A AND B are true and complete copies of the certificate of incorporation and by-laws of Life, as amended to date.

2.15 CONTRACTS AND COMMITMENTS. Life does not have any material agreement, contract, lease, commitment or obligation (including employment agreements or labor contracts) other than as provided on SCHEDULE D; the respective books of account and other records of Life are true, complete and correct, and accurately present or reflect all of the transactions entered into by Life or to which Life has been a party, or to which its properties and assets may be subject.

2.16 MINUTES. The records of directors' and stockholders' meeting of Life contain a true and complete record of all corporate proceedings of Life since its date of incorporation, and comply in all respects with all statutes, laws, rules, and regulations applicable to them and to their respective businesses and properties.

2.17 OFFICERS, DIRECTORS AND EMPLOYEES. The only officers, directors of the Life are


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listed IN SCHEDULE E, annexed  hereto.  The  curriculum  vitae of the  officers, directors and key management of the Company are set forth in SCHEDULE F hereto and are true and complete and do not contain any material misstatement of fact or omit any fact required to make the facts stated therein not misleading.

2.18 PATENTS, LICENSES, SOFTWARE ETC. Annexed hereto as SCHEDULE G is a list of all of the domestic and foreign patents, patent applications, patent, software and other licenses, trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, copyrights, copyright registrations and applications owned or controlled by Life, used in the operations of the business of Life, or governing the products or processes of Life (collectively, the "Intellectual Property"). Life owns or has a valid license to use the Intellectual Property. Life has not received any notice of infringement of or conflict with, and to their knowledge, there are no infringements of or conflicts with, the rights of any person with respect to the use of any Intellectual Property.

2.19 INVESTMENT COMPANY REPRESENTATIONS. Life is not an "Investment Company" as that term is defined under the Investment Company Act of 1940, as amended.

2.20 ACCOUNTS RECEIVABLE. All accounts receivable of Life, whether reflected in the Balance Sheet or otherwise, represent sales actually made or services actually performed in the ordinary course of business, and are current and collectible consistent with past practices net of any reserves shown on the Balance Sheet (which reserves are adequate and were calculated in accordance with generally accepted accounting principles consistent with past practice).

2.21 INVENTORY. To the best knowledge of Life after due inquiry, all inventory of Life is merchantable and reflected on Life's books at the lower of cost or market, and of a quality and quantity usable and salable in the ordinary course of Life's business. 2.22 CONDITION OF MACHINERY AND EQUIPMENT. The equipment owned by Life is structurally sound with no known defects and is in satisfactory operating condition and repair and is adequate for the uses to which it is being put; and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

2.23 BANK ACCOUNTS. SCHEDULE H annexed hereto sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Life maintain safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

2.24 INSURANCE POLICIES. SCHEDULE I annexed hereto contains an accurate and complete summary description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by Life. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time have or will be paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which Life is party; are valid, outstanding and enforceable policies; provide

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adequate  insurance  coverage for the assets and operations of Life; will remain in full force and effect through the respective dates set forth in SCHEDULE I without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

2.25 EMPLOYMENT LAWS AND REGULATIONS. To the best knowledge of Life after due inquiry, Life is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; there is no unfair labor practice complaint against Life pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Life's knowledge after due inquiry, threatened against or affecting Life; to the best knowledge of Life, after due inquiry, no representation question exists respecting the employees of Life; to the best knowledge of Life, after due inquiry, no grievance which might have a material adverse effect on Life or the conduct of its businesses nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists; no collective bargaining agreement which is binding on Life restricts it from relocating or closing its operations; Life has not experienced any work stoppage or other labor difficulty in the past; and Life is not a party to any collective bargaining labor representative agreement.

2.26 COMPENSATION PLANS. Except as disclosed in SCHEDULE J, Life does not have any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, whether formal or informal.

2.27 ASSETS NOT SUBJECT TO DECREE. Neither the whole nor any portion of the leaseholds or any other assets of Life is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the best knowledge of Life has any such condemnation, expropriation or taking been proposed.

2.28 ENVIRONMENTAL MATTERS. To the best knowledge of Life and its Stockholders, Life is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination, including, without limitation, all discharge or disposal of Hazardous Materials (as defined below). Except as set forth in SCHEDULE K annexed hereto, to the best knowledge of Life, Life has not been alleged to be in violation of, or been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or at any time during the past. Except as set forth in SCHEDULE K, there are no facts or circumstances that Life reasonably expects could form the basis for the assertion of any Claim (as defined below) against Life relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under the laws of the Republic of Ireland or CERCLA or RCRA (each as defined below), or any other federal, state or local environmental statute or regulation.

2.29 DEFINITIONS OF ENVIRONMENTAL TERMS. For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Materials" shall mean materials defined as "hazardous substances," "hazardous wastes" or "solid wastes" in (A) the Comprehensive

Environmental  Response,  Compensation  and  Liability  Act of 1980,  42  U.S.C.
Section 9601-9657, and any amendment thereto ("CERCLA"), (B) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901-6987, and any amendments thereto ("RCRA"), and (C) any similar state or local environmental statute or regulation; and (ii) "Claim" shall mean any and all claims, demands, causes of action, suits, proceedings, and decrees.

2.30 EMPLOYEE BENEFIT PLANS. Life does not have and has never maintained any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

2.31 AGENTS AND BROKERS. Except as set forth in SCHEDULE J, no agent, advisor, broker, person or firm acting on behalf of Life is, or will be, entitled to any commission or broker's, advisor's or finder's fees from any of the parties hereto, or from a person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

2.32 INSOLVENCY. Neither Life nor any of the Stockholders is insolvent or bankrupt and there is no pending or threatened insolvency or bankruptcy proceeding of any kind, either state or federal, affecting either Life or any of the Stockholders.

2.33 STOCKHOLDERS INVESTMENT REPRESENTATION. The Stockholders represent that they are acquiring the common stock of Health-Pak in exchange for their shares of common stock in Life for the purposes of investment only, for each of their own respective accounts and not with a view to, or for the purpose of resale, distribution or subdivision. The Stockholders each acknowledge that they have been informed that the shares of common stock to be issued to them as herein set forth have not been registered under the Securities Act of 1933, as amended, or the laws of any state or other jurisdiction and that, therefore, such shares may not be resold, offered, or pledged except pursuant to a registration statement or under an exemption from the registration and prospectus delivery requirements of the Act.

2.34 SUBSIDIARIES. Life is the owner or is the control shareholder of the following subsidiaries, each of which shall be owned by Life as of the Closing
Date:

                                    ARTICLE 3
                  WARRANTIES AND REPRESENTATIONS OF THE COMPANY

3.01 WARRANTIES AND REPRESENTATIONS OF THE COMPANY. The Company hereby makes the following representations and warranties to Life and the Stockholders , each of which is true as of the date hereof and will be true as of the Closing Date and each of which shall be deemed to be independently material and to have been relied upon by Life and the Stockholders in connection with this Agreement.

3.02 ORGANIZATION. The Company is a corporation duly organized, validly existing by virtue of the laws of Delaware in the United States, and will be in good standing under the laws thereof on the Closing Date; and neither the nature of its business nor the character and location of its properties requires it to be qualified or licensed to do business in any other jurisdiction. Since its incorporation, no claim has been asserted by any governmental authority that the nature of its business, or the character and location of the properties owned or operated by the Company makes qualification or licensing to do business necessary in any jurisdiction in which it is not so qualified or licensed.

3.03 HEALTH-PAK COMMON STOCK. The authorized capital stock of the Company consists solely of 20 million shares of Common Stock, $.001 par value per share. As of the date of this Agreement, there are approximately 6,544,473 shares issued and outstanding. All of the issued and outstanding shares of the Company's capital stock, including the Life Shares to be issued hereunder, are or will be when issued fully paid and non-assessable shares of the Company's common stock.

3.04 SUBSIDIARIES. The Company has one subsidiary, Health-Pak, Inc., a New York corporation, which is presently in Bankruptcy under Chapter 11 of the United States Bankruptcy Code. The Company does not own any other subsidiaries nor does it own any interest in any corporation, partnership or proprietorship except as set forth on SCHEDULE L annexed hereto.

3.04a TAXES AND TAX RETURNS. FILING OBLIGATIONS. (a) The Company has duly and timely filed (or there have been duly and timely filed on its behalf), or a valid extension of time to file has been obtained, with the appropriate governmental authorities all tax returns ("Tax Returns" as hereinafter defined) required to be filed by it and all such tax returns are true, correct and complete in all material respects. All taxes for which the Company is or may be liable (whether or not shown on any tax return) in respect of periods (or portions thereof) ending on or before the Closing Date have been timely paid, or will be timely paid, or have been provided for on the Financial Statements. With respect to any period (or portion thereof) through the Closing Date for which taxes are not yet due or owing, the Company has established due and sufficient reserves for the payments of such taxes in accordance with generally accepted accounting principles, and such current reserves through the Closing Date are duly and fully provided for in the Financial Statements.

(b) TAX DEFICIENCIES. No deficiencies for taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company and the Company has not received any notice, or otherwise has any knowledge, of any potential claim, proposal or assessment against the Company for any such deficiency for taxes. There are no pending, or to the best of the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of taxes, and there are no matters under discussion between the Company on the one hand and any governmental authority on the other hand with respect to taxes that, in the reasonable judgment of the Company, is likely to result in a material additional liability of the Company for taxes.

(c) TAX LIENS. There are no liens for taxes upon any property or assets of the Company except for liens for taxes not yet due and payable, and for which adequate reserves have been provided for on the Financial Statements.

(d) WITHHOLDING TAXES. The Company has duly and timely withheld, collected and paid to the proper governmental authority all taxes required to have been withheld, collected or paid.

(e) TAXES IN FOREIGN JURISDICTIONS. No claim has ever been made to the Company by an authority in a jurisdiction where the Company has not filed tax returns that the Company is or may be subject to taxation by that jurisdiction.

(f) WAIVER OF STATUTE OF LIMITATIONS. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

(g) SECTION 280G OF THE CODE. There is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of the Company that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible by the Company under Section 280G of the Code.

(h) POWER OF ATTORNEY No power of attorney that is currently in force has been granted by the Company with respect to any matters relating to taxes.

(i) TAX SHARING AGREEMENTS. There are no tax sharing agreements or other similar arrangements with respect to or involving Acquire.

(j) REAL PROPERTY HOLDING COMPANY. The Company is not, and during the five-year period ending on the Closing Date has not been, a "United States Real Property Holding Corporation," as such term is defined in Section 897(c) of the Code or the Treasury Regulations promulgated thereunder.

(i) COPIES OF TAX RETURNS TO BE DELIVERED. Copies of the tax returns filed, or a statement that the due date for such tax returns has been extended, by the Company for its last fiscal period have been or prior to closing will be provided to Life.

(j) DEFINITION OF "TAX" AND "TAX RETURN." For purposes of this Agreement, and without limiting the generality of the foregoing, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, sales, withholding, estimated, social security, employment, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, environmental, severance, transfer, recording, escheat, or other taxes, duties, assessments, or charges, imposed by any governmental authority and any interest, penalties, or additions to tax attributable thereto. "tax return" shall mean any report, return, document, declaration, information, return or filing (including any related or supporting information) filed or required to be filed with respect to taxes.

3.05 COMPLIANCE  WITH LAW. The Company has complied with all state,  federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operation, and no contingent liabilities have been threatened, or claims made or threatened with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws and, to the best of its knowledge, no basis for any such claim or liability exists. All filings required to be made by the Company pursuant to federal or state securities laws have been made and are current, comply as to form with all requirements of the securities laws have been made and are current, comply as to form with all requirements of the securities laws and contain no material misstatement or omit any facts required so as not to be misleading. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the carrying out of any of the transactions contemplated hereby.

3.06 DISPUTES AND LITIGATION. The Company is not involved in any pending litigation, disputes or governmental investigation or proceeding, and to the best knowledge of the Company, no litigation, claim, assessment or governmental investigation or proceeding is pending or threatened, except as may be disclosed on SCHEDULE M annexed hereto.

3.07 BREACH OF AGREEMENTS IN EFFECT. The Company has not breached, nor are there any pending or threatened claims or any legal basis for a claim that the Company has breached, any of the terms or conditions of any agreement, contract or commitment to which it is a party or is bound and the execution and performance hereof will not result in a violation of any agreement, law or governmental regulation to which the Company is subject.

3.08 THE SHARES TO BE ISSUED. The Health-Pak Shares to be issued to the Stockholders have been duly authorized, and when issued in exchange for the Life Shares as provided herein, will be validly issued, non-assessable and fully paid under the laws of the state of Delaware and will be issued in a non-public offering pursuant to exemptions from registration under federal and state securities laws. The Health-Pak Shares to be issued will have the same dividend, voting and other rights, powers, preferences, limitations and restrictions as all of the shares of common stock of the Company issued and outstanding as of the date hereof, except that the Health-Pak Shares shall be deemed "restricted shares" as defined in Rule 144 promulgated under the Act and shall bear a restricted legend and stop transfer instructions will be filed with the Company's Transfer Agent. All of the Health-Pak Shares will, when delivered, be free and clear of all voting trusts, agreements, arrangements, liens and all other encumbrances, claims, equities and liabilities of every nature, and the Company, having duly taken all corporate action required therefor, has the unqualified right to issue the Health-Pak Shares and to deliver clear and unencumbered title thereto.

3.09 APPROVAL BY THE BOARD OF DIRECTORS. The execution of this Agreement by the Company, and the performance by the Company of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and approved by the Board of Directors, and the Company has the corporate power and authority to enter into this Agreement and to perform the covenants and undertakings to be performed by it hereunder, and is under no other impediment which would adversely affect its ability to consummate or prohibit it from consummating the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

3.10 POWER AND AUTHORITY. The Company has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by the Company with the provisions hereof will not: (i) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon the shares to be issued or any of the property or assets of the Company under any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Company or any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party, or by which it is bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

                                    ARTICLE 4
                               INTERIM OPERATIONS

4.01 INTERIM OPERATIONS. Between the date hereof and the Closing Date the Company and Life (including their respective subsidiaries) will conduct their respective operations as follows:

4.02 PRESENT BUSINESS OPERATIONS. Except as herein provided, the Company and Life will carry on their respective businesses in substantially the same manner as heretofore and the assets, properties and rights now owned by them will be maintained, as far as practicable, in the usual and ordinary course of business, to the same extent, under the same insurance coverage and in the same condition as on the date of this Agreement. Prior to the closing date, the Company and Life shall engage in no activity or business other than as is presently conducted or shall be necessary to effect the transactions contemplated by this Agreement.

4.03 NON-DISPOSAL OF PROPERTY. Except in the ordinary course of business and as herein provided, or as may hereafter be mutually agreed to in writing by the parties, neither the Company nor Life will sell or dispose of any property or assets, nor will they encumber any property or assets except as may be required by law or the provisions of the United States Bankruptcy Court.

4.04 ISSUANCE OF STOCK. Neither of the Parties to this Agreement without the written consent of the other Parties hereto, will issue or sell, or issue the right to subscribe to, any shares of capital stock or securities exchangeable or exercisable for capital stock, or acquire for a consideration any shares of capital stock or warrants, or declare or pay any dividend on any capital stock.

4.05 AMENDMENT OF CORPORATE DOCUMENTS. Except as contemplated herein, neither the Company nor Life will, absent a written consent of the other party, amend their respective Certificates of Incorporation or By-Laws.

4.06 ACCESS TO BOOKS AND RECORDS. Life and the Company shall each, at all reasonable times, permit access to their respective properties, books and records for the purpose of examination by the other party hereto and its officers, directors, attorneys, accountants and representatives, and Life and Company shall furnish to the other party hereto upon request any information reasonably required in respect of such property, assets and business; 4.07 DEBT. Neither the Company nor Life will incur any indebtedness or contingent liability, or enter into any contract or agreement except in the ordinary course of business without the consent of the other party.

4.08 ACQUISITIONS. Neither the Company nor Life will acquire any business or assets of any going business, nor will they merge or consolidate with or into any other corporation, or entity, nor will they change the character of their business except with the prior consent of the other party.

4.09 NOTICE OF ANY CHANGES. The Company and Life will promptly advise each other in writing of any material adverse change in their financial condition, business or affairs, whether arising from matters occurring not in the ordinary course of business or not.

                                    ARTICLE 5
                         CONDITIONS PRECEDENT TO CLOSING

5.01. CONDITIONS PRECEDENT TO THE ACQUISITION BY THE COMPANY. The obligations of the Company to consummate and effect the acquisition contemplated hereunder shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

5.02 WARRANTIES AND REPRESENTATIONS OF LIFE SHALL BE TRUE AND CORRECT. Except as otherwise contemplated by this Agreement, the representations and warranties of Life and the Stockholders herein contained shall be true and correct as of the Closing Date with the same effect as though made on the Closing Date and Life shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to such Closing Date; and Life shall have delivered to the Company a certificate dated at such Closing Date and signed by the Chairman of the Board of Directors, the President, Treasurer, or any Vice President of Life to the foregoing effect, to the best knowledge of the person giving such certificate; 5.03 STOCKHOLDER'S APPROVAL. The Stockholders shall each have approved this Agreement and the acquisition contemplated hereunder;

5.04 APPROVAL OF COUNSEL. All transactions contemplated hereby and the form and substance of all legal proceedings and of all papers used or delivered hereunder, shall be acceptable to counsel for the Company;

5.05 RESTRAINING LITIGATION OR PROCEEDING. There shall not be any litigation to restrain or invalidate the transactions contemplated in this Agreement, the defence of which would, in the judgement of the Board of Directors of Life, made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be adverse to the interest of Life or the Stockholders or the Company. There shall not be any governmental proceeding, claim or other litigation pending or threatened to restrain or invalidate the exchange, or which, if adversely decided, could adversely affect the Company 5.06 OPINION OF COUNSEL. The Company shall have received the opinion of counsel for Life, dated the Closing Date, with respect to the following matters:

(A) ORGANIZATION. Life is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland and the County under which it was formed and it has all requisite corporate power and authority to carry on the business now conducted and to own and operate its respective properties.

(B) COMMON STOCK. The capital stock of Life and the number of shares issued and outstanding immediately prior to the acquisition, all of which are duly authorized, issued and outstanding, and are non-assessable shares of Life, are as indicated in Paragraph 4 hereof.

(C) CORPORATE ACTION. All necessary corporate proceedings, including appropriate action by the Stockholders and the officers and directors of Life, to approve this Agreement and the execution, delivery and performance thereof and all other proceedings required by law or by the provisions of this Agreement have been taken, and Life has the full right, power and authority to enter into this Agreement and to carry out the terms thereof without further action;

(D) SUITS, ACTIONS OR PROCEEDINGS. To the best knowledge of such counsel, except as herein indicated, there are no suits, action, claims or proceedings pending or threatened against Life, nor to the knowledge of such counsel is Life a party to or subject to any order, judgement, decree, agreement, stipulation or consent of or with any court or administrative agency, nor, to the best knowledge of such counsel, is any investigation pending or threatened against Life.

5.07 TAX RETURNS FILED. Life has filed all federal, state, county and local income, franchise, property and other tax returns, forms or reports which are due or required to be filed by it prior to the date hereof, and has paid or made adequate provisions for the payment of all taxes, fees or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

5.08 RECEIPT OF TAX RETURNS AND CORPORATE DOCUMENTS. Health-Pak shall have been given the opportunity to review and copy the tax returns, corporate minute book and all other corporate, business and financial records of Life.

5.09 RECEIPT OF ALL INFORMATION, SCHEDULES AND EXHIBITS. Life and Health-Pak shall have exchanged all of the information, Schedules and Exhibits referred to in this Agreement, which shall be completed by each party within thirty (30) days following the date hereof (unless extended by the mutual agreement of the parties hereto) after which date either party may elect to terminate this Agreement according to the provisions of Article 8 below.

5.10 ASSUMPTION, PAYMENT ON SETTLEMENT OF CERTAIN OBLIGATIONS. Life shall have assumed, paid or settled the current obligations of Health-Pak to Zeller, Weiss & Kahn, B. Bruce Freitag and the Company's transfer agent as reflected in Schedule L and M. Health-Pak represents that Schedules L and M reflects a true and accurate representation of those amounts currently due and owing to the aforementioned person and entities. Life shall also have paid the necessary costs and expenses to complete Health-Pak's filing requirements with the Securities and Exchange Commission. Said payments, assumptions and settlements shall not exceed the sum of $125,000. Health-Pak and Anthony J. Liberatore shall be jointly and severally responsible for payment of all amounts in excess of $125,000.00 and for any and all franchise, state, local, or other taxes in excess of $10,000.00 that are necessary to satisfy the obligations identified in this paragraph.

5.11 CONDITIONS PRECEDENT TO ACQUISITION BY LIFE. The obligations of Life to consummate and effect the acquisition contemplated hereunder shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

5.12 WARRANTIES AND REPRESENTATIONS OF THE COMPANY ARE TRUE AND CORRECT. The representations and warranties of the Company herein contained shall be true and correct as of and at the date of this Agreement and as of the Closing Date of the acquisition; and the Company shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date; and the Company shall have delivered to Life a certificate at such date, signed by the President and Treasurer to the foregoing effect, to the best knowledge of the person giving such certificate;

5.13 APPROVAL OF COUNSEL. All transactions contemplated hereby, and the form and substance of all legal proceedings and of all papers used or delivered hereunder, shall be acceptable to counsel for Life;

5.14 RESTRAINING LITIGATION. There shall not be any litigation to restrain or invalidate the transactions contemplated in this Agreement, the defence of which would, in the judgement of the Board of Directors of Life, made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be adverse to the interests of Life or the Stockholders or the Company. There shall not be any governmental proceeding, claim or other litigation pending or threatened to restrain or invalidate the exchange, or which, if adversely decided, could adversely affect Life.

5.15 OPINION OF COUNSEL. Life and the Stockholders shall have received the opinion of counsel for the Company, dated the Closing Date, with respect to the following matters:

(A) ORGANIZATION. Health-Pak is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and it has all requisite corporate power and authority to carry on the business now conducted and to own and operate its respective properties;

(B) COMMON STOCK. The capital stock of Health-Pak and the number of shares issued and outstanding immediately prior to the acquisition, all of which are duly authorized, issued and outstanding, and are non-assessable shares of Health-Pak, are as indicated herein;

(C) CORPORATE ACTION. All necessary corporate proceedings, including appropriate action by the directors of Health-Pak, to approve this Agreement and the execution, delivery and performance thereof and all other proceedings required by law or by the provisions of this Agreement have been taken, and Health-Pak has the full right, power and authority to enter into this Agreement and to carry out the terms thereof without further action;

(D) SUITS, ACTIONS OR PROCEEDINGS. To the best knowledge of such counsel, except as herein indicated, there are no suits, action, claims or proceedings pending or threatened against Health-Pak or its officers and/or directors that would subject the Company to any claim of indemnity by its officers and/or directors, nor to the knowledge of such counsel is Health-Pak a party to or subject to any order, judgement, decree, agreement, stipulation or consent of or with any court or administrative agency, nor, to the best knowledge of such counsel, is any investigation pending or threatened against Health-Pak.

5.16 OTHER CONDITIONS. (a) Health-Pak shall have entered into an agreement in the form set forth in EXHIBIT C attached hereto which shall provide for the acquisition by Anthony J. Liberatore of all of the outstanding common stock of the Health-Pak New York subsidiary and the plant facility in Utica, New York in exchange for approximately 4,119,382 shares of common stock of Health-Pak owned by Mr. Liberatore and his family and (b) Carter A. Beavers, a shareholder of Health-Pak shall have returned for cancellation a total of 1 million shares of the common stock of Health-Pak.

                                    ARTICLE 6
                                     CLOSING

6.01 CLOSING The date for the closing of the transactions described in this Agreement (the "Closing Date"), shall take place not later than ninety (90) days from the date of this Agreement unless otherwise mutually agreed between the parties in writing. The Closing Date shall take place sooner and within five (5) days of compliance with all conditions precedent to the requirements set forth in Article 5 of this Agreement and shall take place at the offices of the Company or such other place as the parties may agree.

6.02 DELIVERY OF DOCUMENTS. Each party will comply with their respective requirements and obligations at the closing as set forth herein and will deliver appropriate documents as called for by this Agreement including certificates for the shares of stock of Life and the Company.

6.03 BOARD OF DIRECTORS. On the Closing Date the Company's Board of Directors shall be expanded by increasing the total number of authorized directors to six and the presently existing directors shall appoint the following persons to serve as directors of the Company until the next annual meeting of shareholders:

(a)  Anthony Liberatore
(b)  Michael Liberatore
(c)  William Meola
(d)  Albert Reynolds TD
(e)  Dr.    Christopher    McCormack,    B.Sc.,    Ph.D.,    N.I.H.C.,    M.PS.,
     M.ARVO.,F.F.,Ful.S.
(f)  Todd F. Walker, Esq.

The following directors of Health-Pak shall remain as directors to serve until the next annual meeting of shareholders:

(a)  Anthony Liberatore
(b)  Michael Liberatore
(c)  William Meola

Of the foregoing directors, the existing directors of Health-Pak remaining as directors after the Closing shall immediately sign resignations to be delivered to the newly appointed directors to be acted upon by said directors at their will.

6.04 OFFICERS OF THE COMPANY. At the Closing, the Company shall deliver the resignation, effective as of the Closing Date, of its officers and the following shall be appointed in their place and stead:

President::    Dr.  Christopher  McCormack,   B.Sc.,  Ph.D.,  N.I.H.C.,   M.PS.,
               M.ARVO.,F.F.,Ful.S.
Treasurer:     Todd F. Walker
Secretary:     Todd F. Walker

6.05 REPRESENTATIONS The holders of the required number of shares of common stock of the Company, in accordance with the Certificate of Incorporation, By-Laws and statutes affecting the Company, shall have voted in favor of this Agreement and the acquisition contemplated hereunder and the Company shall have delivered at the Closing Date a Certificate of the President and the Secretary of the Company attesting thereto.

                                    ARTICLE 7
                                 INDEMNIFICATION

7.01 INDEMNIFICATION BY LIFE AND THE STOCKHOLDERS. In order to induce the Company to enter into this Agreement, and for other good and valuable consideration, receipt whereof is acknowledged, Life and the Stockholders agree to indemnify the Company and its successors and assigns, and to hold them harmless in respect of (i) all liabilities of Life of any nature, whether accrued, contingent, absolute or otherwise, as of the Closing Date, which are not disclosed or provided for in the financial statements delivered to the Company as herein provided; (ii) any damage or deficiency arising from any misrepresentation or breach of warranty made by Life herein; and (iii) all actions, suits, proceedings, demands, assessments, fines, judgements, costs, expenses, or reasonable attorney's fees incident to the foregoing;

7.02   INDEMNIFICATION  BY  THE  COMPANY.  In  order  to  induce  Life  and  the
Stockholders to enter into this Agreement, and for other good and valuable consideration, receipt whereof is acknowledged, the Company agrees to indemnify Life and Shareholders Representative and their successors and assigns, and their respective officers, directors, employees, controlling persons and agents, and to hold each of them harmless in respect of (i) all liabilities of the Company of any nature, whether accrued, contingent, absolute or otherwise, as of the
Closing Date, which are not disclosed or provided for in the financial statements delivered to Life and the Shareholders as herein provided; (ii)any damage or deficiency arising from any misrepresentation or breach of warranty or agreement made by the Company herein; and (iii) all actions, suits, proceedings, demands, assessments, fines, judgements, costs, expenses, or reasonable attorney's fees (whether related to claims between the parties, involving third parties or otherwise), as they are incurred, incident to the foregoing.

                                    ARTICLE 8
                                   TERMINATION

8.01 TERMINATION. This Agreement may be terminated or abandoned at any time prior to the Closing Date upon the following conditions: (a) By the mutual consent of the Boards of Directors of the Company and Life; or (b) By the Board of Directors of either the Company or Life if, in the bona fide judgement of such Board there shall have been a material violation of any covenant or agreement set forth herein; or if any warranty or representation shall be untrue; or such Board of Directors should, in its bona fide judgement deem the acquisition inadvisable or impractical by reason of any defect which, in the opinion of counsel for the company whose Board of Directors has made such a determination, constitutes a material part of its assets or there exists or there is a threat of a material liability or obligation of such other company not previously known at the time of this Agreement; or (c) By the election of either party in the event that all of the conditions precedent to closing, as set forth in paragraph 7 above, have not been complied with within ninety (90) days following the date hereof, unless extended by the mutual consent of the parties hereto.

8.02 EFFECT OF TERMINATION PRIOR TO CLOSING. In the event of the termination and abandonment of the acquisition and this Agreement as herein provided, written notice shall be given to the company or person to be notified of the termination or abandonment as herein provided, and thereupon this Agreement shall become wholly void and of no effect, and there shall be no liability on the part of any person who is a party hereto, or any liability for the Board of Directors, stockholders, officers or directors of either the Company or Life or any other party to this Agreement.

                                    ARTICLE 9
              NATURE AND SURVIVAL OF WARRANTIES AND REPRESENTATIONS

9.01. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by a party to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby. All of the parties hereto are executing and carrying out the provisions of this Agreement, and relying solely upon the representations, warranties and covenants contained in this Agreement and not upon any investigation upon which he she or it might have made, or any representation, warranties, agreements, promises or information, written or oral, made by the other party, or by persons other than as specifically set forth herein.

                                   ARTICLE 10
               INVESTMENT REPRESENTATIONS OF THE STOCKHOLDERS AND
                          RESTRICTION ON SALE OF STOCK

10.01. INVESTMENT REPRESENTATIONS OF SHAREHOLDERS. The Stockholders, warrant, represent and agree with respect to the Health-Pak Shares to be received in exchange for the Life Shares pursuant to this Agreement that the Shares are being acquired for the purpose of investment, for the separate accounts of the Stockholders, and not with a view to distribution or resale or any present intention to divide their participation with others. Shareholder Representative further represents and warrants that he has been informed that the Health-Pak Shares to be received by the Stockholders are not being registered under the Act in reliance upon the exemption provided by Section 4(2) of the Act as a transaction not involving any public offering and that reliance upon such exemptions is predicated in part on the representations made in this paragraph 10.01.

10.02 LIMITATIONS ON SALE OF SHARES OF THE COMPANY. The Stockholders consent to the imposition of a legend on the certificate or certificates of stock to be acquired by them to the effect that such securities have not been registered under the Act and such securities may not be sold, pledged or hypothecated, except in compliance with said Act, or upon an appropriate opinion of counsel acceptable to the Company to the effect that an exemption from the registration provisions of said Act is available to the selling shareholder. The Stockholders further consent to the imposition of "stop transfer" instructions with respect to each of their respective accounts as recorded by the transfer agent of the Company, to the effect that such shares may not be sold or disposed of without evidence of compliance with the requirements of said Act, or upon an acceptable opinion of counsel.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.1. MISCELLANEOUS. PROVISIONS. The following miscellaneous provisions shall be observed in this Agreement.

11.2 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.3 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement.

11.4 SUCCESSORS. This Agreement shall be binding upon the parties hereto, and inure to the benefit of the parties, and their respective heirs, administrators, executors, personal representatives, successors in interest and assigns.

11.5 FURTHER ASSURANCES. At any time and from time to time after the date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

11.6 WAIVER. Any failure on the part of any party hereto to comply with any of the obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. 11.7 NOTICES. All notices and communications required or permitted hereunder shall be sufficient if made in writing and shall be deemed to have been given if delivered in person or sent by postage prepaid, first class, registered or certified mail, return receipt requested to the addresses first set forth above or to such other or additional addresses as any party hereto shall reasonably designate with respect to itself from time to time.

11.8 SEVERABILITY. The parties to this Agreement hereby agree and affirm that none of the above provisions is dependent upon the validity or of any other provisions, and if any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect; provided that the essential purposes of this Agreement are capable of being fulfilled in the absence of such invalid provisions.

11.9 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

11.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida in the United States applicable to contracts entered into and to be fully performed therein notwithstanding any laws of conflicts.

11.11 AMENDMENT. This Agreement or any provision hereof, may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

11.12 ASSIGNMENT. This Agreement is personal to the Parties hereto and may not be assigned, transferred to any other party or person.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

11.13 RIGHT OF RESCISSION. In accordance with the requirement that the parties receive and be given an opportunity to review Schedules to this Agreement and other information identified herein, Life reserves the right to rescind this Agreement due to any misrepresentation or omission of material fact related to the transaction if, in its sole and exclusive determination its ongoing due diligence investigation reveals any material information that causes its Board of Directors to conclude that consummation of the merger transaction is not in the best interests of Life. Said right of rescission shall expire in 180 days from the date of closing but shall not limit any matter relating to fraud.

IN WITNESS WHEREOF, the parties have executed this Agreement on the above written date by authority of their respective Boards of Directors or have otherwise set their hand and seal hereto on the date above written.



ATTEST:                                         HEALTH-PAK, INC.

/s/ Michael Liberatore                  By: /s/ Anthony J. Liberatore
------------------------                   ----------------------------------
                                            ANTHONY J. LIBERATORE, PRESIDENT

ATTEST:                                   LIFE ENERGY TECHNOLOGY
                                          HOLDINGS, LTD.

/s/ M. O'Rourke                         BY: /s/ Dr. Christopher McCormack
---------------------------                 ---------------------------------
                                            DR. CHRISTOPHER MCCORMACK, CHIEF
                                            EXECUTIVE OFFICER

The Shareholder's representative hereby executes and ratifies this Agreement for and on behalf of himself, individually, and all behalf of all other existing shareholders as named in Schedule A.



ATTEST: /s/ M. O'Rouke        BY: /s/ Dr. Christopher McCormack
------------------------          -----------------------------------------
                                  DR. CHRISTOPHER MCCORMACK, INDIVIDUALLY, AND
                                  ON BEHALF OF ALL SHAREHOLDERS LISTED ON

    SCHEDULE A.

                                   SCHEDULE A
                              STOCK HOLDER OF LIFE

FULL NAME AND ADDRESS              SHARE CLASS            NUMBER OF
                                                          SHARES ALLOCATED

Chelise Investment Ltd             Ordinary                  2,573,350
Fernleigh House
Palace Road
Douglas Isle of Man

Eden Development Ltd               Ordinary                  2,573,350
Fernleigh House
Palace Road
Douglas Isle of Man

Mcintosh Enterprises Ltd           Ordinary                  2,573,350
Fernleigh House
Palace Road
Douglas Isle of Man

Philip O'Carroll                   Ordinary                    786,450
23 Thorpe Road
Staines Middlesex
England TW8 3HD

Kevin McCormack                    Ordinary                    786,450
Edenappa Road
Joesborough
Co Armagh N. Ireland

Brian Larkin                       Ordinary                    786,450
20 Seafin
Newry
Co. Down N. Ireland

QMT Limited                        Ordinary                    786,450
Suite 252
QMT Old Brompton Road
London SW1 3 DL

Brendan McCormack                  Ordinary                    786,450
5 Mullavat Road
Newry Co Down N. Ireland

Mark O'Carroll                     Ordinary                    786,450
Flat A 23, Fordwych Road
London NW2 3 TN England

John Napier                        Ordinary                    321,000
Suite 615
28 Old Brompton Road
South Kensington London SW7 3SS

Dr Christopher McCormack           Ordinary                    876,000
for McCormack Consulting
St Augustine
Offington Ave Sutton Dublin 13

Dr. Albert Reynolds                Ordinary                    801,500
18 Aylesbury Road
Dublin 2

Abilene Company Limited            Ordinary                    561,750
9 Rue des Alpes
1201 Geneve Switzerland

                                   SCHEDULE B
                            DRAFT FINANCIAL STATMENTS

Schedule B                                      DRAFT
                                                USD$
Commodities, Stock & Assets

Commodities stock
Commodities stock (1)                                        $92,187,500
Shareholding in Energy Producers Inc (2)                     $20,000,000

Fixed Assets (3)
Subsidiary companies
Axis Controls Ltd                                             $2,000,000
SRL Ltd                                                       $1,200,000
O'Dwayers Machinery Ltd                                       $1,250,000
PFA Ireland Ltd                                              $16,400,000
Viper International Ltd                                      $15,000,000
Life Manufacturing                                           $30,000,000
Perka Manufacturing & Patents Ltd                             $3,000,000
                                                subtotal     $68,850,000

Real Estate Holdings
Dundalk Convertibles Property                                 $1,500,000
Belfast Property                                              $2,400,000
Ballinsole Property                                             $160,000
Life Energy Dublin Property                                     $460,000
Life Energy West Property                                       $900,000
Swatra Property                                                 $300,000
                                                subtotal      $5,720,000

(1) Commodities stocks belonging to the company currently trade at IE(pound)25 per toone, and the company holds title to 3,125,000 tonnes
(2) Shareholding in Energy Producers Inc is included at the cost of the purchase only
(3) All fixed assets are included at purchase cost and are valued using purchase method accounting

Letter
HEALTH-PAK INC                                                    P.O. BOX 4256
                                                       Utica New York 13504-2355
                                                              Phone 315-724-8370
                                                                Fax 315-724-7880

                         12-Jan-01

Dr. Christopher McCormack
Life Energy Technology Holdings Ltd

Dear Chris,

Health-Pak, Inc has agreed to waive the requirement of audited statements within 60 days of closing.

This was mutually agreed upon by both parties

Sincerely

Anthony Liberatore
President / Chariman

                                   SCHEDULE C
                            Litigation nothing added

                                   SCHEDULE D
                            Contract and Commitments
                    Biosphere Process Manufacturing Agreement



                                  Alia Holdings
                                   Building 1,
                                Maly Kozikhinsky,
                                    Pereulok,
                                  Moscow 103001
                                     Russia

                                       AND

                    Life Energy & Technology Holdings Limited
                               St Helena's Terrace
                               Dundalk Co. Louth.
                                    Ireland.

                                TABLE OF CONTENTS





1.    DEFINITION AND INTERPRETATION                                       62
2.    BIOSPHERE SUBSYSTEM ASSEMBLIES                                      64
3.    DURATION                                                            64
4.    CHARGES                                                             64
5.    FORMAL CONTRACT                                                     65
6.    LIABILITY                                                           65
7.    FORCE MAJEURE                                                       66
8.    SUSPENSION OF SERVICES                                              67
9.    TERMINATION                                                         67
10.   CONSEQUENCES OF TERMINATION                                         68
11.   CONFIDENTIALITY                                                     68
12.   INTELLECTUAL PROPERTY RIGHTS                                        70
13.   ASSIGNMENT                                                          72
14.   NOTICES                                                             73
15.   WARRANTIES                                                          74
16.   MISCELLANEOUS                                                       74
17.   GOVERNING LAW AND DISPUTE RESOLUTION                                75
18.   SCHEDULE 1                                                          77
19.   SCHEDULE 2                                                          78
20.   SCHEDULE 3                                                          79
21.   SCHEDULE 4                                                          80

This Agreement is made this 5th day of October 2000  (the "Effective Date")

BY AND BETWEEN:

Alia  Holdings,  a company  incorporated  under the laws  Lebanon and having its
business   offices  at   Building   1,  Maly   Kozikhinsky,   Pereulok,   Moscow
103001,Russia,


     hereinafter for descriptive purposes called ALIA.

     And,

     Life Energy & Technology Holdings Limited of St Helena's Terrace, Dundalk Ireland hereinafter for descriptive purposes called LETH.

     Both hereinafter also collectively referred to as "the Parties" and individually as "the Party".

     Whereas LETH is appointing ALIA to complete the  manufacture,  assembly and
     testing   of  the   Biosphere   Process   System(TM)3   to  the  plans  and
     specifications appended hereto as per schedule 1.

     Whereas ALIA and its servants or agents have represented to LETH that they can contract all of the requisite skills and engineering expertise to complete the manufacture, assembly, testing and delivery of a fully functional demonstration model in Ireland, for commissioning on or before March 12th 2001 at a complete cost of USD$9,000,000 payable as per schedule 4.


NOW THEREFORE the Parties hereto agree with each other as follows:

3.   DEFINITION AND INTERPRETATION


1.1 In this Agreement, words and expressions shall have the meanings ascribed to them below. Other words and phrases defined elsewhere in this Agreement shall have the meanings provided for therein:

     "Agreement" this agreement, together with the Schedules, and any amendment thereto;

     "Affiliate" a Subsidiary or Holding Company of either Party or any other Subsidiary of that Holding Company;


---------
3 Biosphere Process System is a copyright trademark of the Life Energy Partnership 1994.

     "Confidential Information" all know-how, techniques, ideas, principles and concepts which underlie any of the Services provided hereunder, and business or commercial information in whatever form obtained by either Party directly or indirectly from the other Party pursuant to this Agreement or prior to and in contemplation of it (save for information which the originating Party has expressly identified as being non-confidential);

     "Force Majeure" any cause beyond a Party's reasonable control affecting its performance of its obligations hereunder including but not limited to acts of God, insurrection or civil disorder, war or military operations, national or local emergency, acts or omissions of Government or regulatory authority, industrial disputes of any kind (not involving that Party's employees), fire, flood, lightning, explosion, subsidence, inclement weather, acts or omissions of persons or bodies for whom the affected Party is not responsible;

     "Holding Company" any company controlling a Subsidiary; for the purposes of this Agreement a controlling company shall be a company which (i) holds a majority of the voting rights in that company; or (ii) is a member of that company and has the right to appoint or remove a majority of the board of directors of that company; or (iii) is a member of that company and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in that company;

     "Intellectual Property Rights" all intellectual property rights including trade marks applications and rights to apply for any of the foregoing, whether registered or not, and all pending applications thereof in any part of the world;

     "Licence" a licence permit or other authority required by law for the running or operation of either Party's Intellectual property;

     "SLA" ("Service Level Agreement") Specifications for Biosphere Process Systems(TM) subassemblies as detailed in schedule 3.

     "Subsidiary" any company controlled by a Holding Company or a Subsidiary which is itself a Subsidiary of such Holding Company.

     "Working Day" any day other than a Saturday, Sunday, public or bank holidays in Ireland, Russia and the Lebanon;

     "Working Hours" the hours from 9:00 a.m. to 6:00 p.m. (as determined, in the case of a notice or other communication contemplated by Clause 14, in the place to which the notice or other communication is sent) on any Working Day.

1.2 References to "ALIA" and "LETH" also include reference to their respective Affiliates, successors, whether by operation of law or otherwise, and permitted assignees.

1.3 Headings are included in this Agreement for ease of reference only and shall not affect the interpretation or construction of this Agreement.

1.4  References to the singular include the plural and vice-versa.

1.5 References to Clauses and Schedules are, unless otherwise provided, references to clauses and schedules to this Agreement, as the same may be amended from time to time.

1.6 In the event of conflict between any of the terms of this Agreement and those of the Schedules, the terms of this Agreement shall prevail.


4.   BIOSPHERE SUBSYSTEM ASSEMBLIES

2.1 Subject to ALIA completing the design work on the Biosphere Process System(TM) and completing the manufacture, assembly, testing and delivery of a fully functional demonstration model in Ireland as detailed above, ALIA will be invited to provide the subassemblies of fifty (50) Biosphere Process Systems(TM) (as detailed in schedule 3) for the LETH group beginning in February 2001, at an initial agreed cost to LETH of USD$1,000,000 per subassembly. It is agreed that the initial fifty (50) subassemblies will be manufactured and ready to ship to LETH's instructions and that all sub assemblies will remain the property of LETH from the date of assembly.

2.2 Subject to 2.1 above ALIA is granted the right to manufacture all of LETH's subassembly requirements for the Russian, European, Middle Eastern and North African marketplaces for a period of not longer than five (5) years from the date of this agreement.


5.   DURATION

3.1 This Agreement shall commence on the Effective Date and shall remain in force for an indeterminate period unless and until terminated by either Party pursuant to Clause 9, or upon [three (3)] calendar months written notice to the other, such notice to expire at the end of any calendar month thereafter.


6.   CHARGES

4.1 Except as otherwise provided in this Clause, ALIA shall invoice LETH for the Services in accordance with the agreed schedule as specified in
     Schedule 4, as the same may be amended from time to time.

4.2  All invoices shall be agreed before presentation between the parties.

4.4 Invoices shall be paid in [the currency stated in the relevant invoice], in immediately available funds within [thirty (30)] days from the date of such invoice; any amounts due hereunder that are not paid on or before the due date shall accrue interest at the rate equal to [three (3) per cent above the London Inter Bank Offering Rate (as reported in the Financial Times on the date that payment is due)] per year, compounded daily, beginning with the day following the date on which payment was due, and continuing until paid in full, whether before or after any judgement.

4.5 Subject to Clause 4.8, all payments made under this Agreement shall be paid in full, without set-off, counterclaim or payment netting unless expressly agreed otherwise between the Parties.

4.6 All Charges due hereunder are exclusive of all applicable taxes, including value added tax, sales taxes, and duties or levies imposed by any authority, government or government agency, all of which shall be paid promptly when due by LETH.

4.7 ALIA may in a separate invoice make backdated claims for amounts outstanding relating to a previous billing period which were not previously invoiced for technical or other reasons. Any backdated claims shall be made within [three (3)] months of the date upon which the Services were rendered. For this purpose such date shall be the last day of the relevant billing period. The Parties acknowledge and agree that failure to raise any invoice within such [three (3) months] period shall operate as a waiver by the Party having provided the Services of its right to claim payment thereof.

4.8 Without prejudice to the foregoing, LETH may deduct amounts reasonably disputed from ALIA's invoice, provided LETH (i) pays all undisputed Charges on or before the due date of the applicable invoice, (ii) presents a written statement of any billing discrepancies together with available supporting data within sixty (60) days of the date of receipt of the relevant invoice, and (iii) negotiates in good faith with ALIA for the purposes of resolving such dispute in accordance with the provisions of
     Schedule 3.


7.   FORMAL CONTRACT

5.1  It is understood and agreed this document is a formal contract.


8.   LIABILITY

6.1  In performing any obligation  under this Agreement,  ALIA's duty of care is
     only  to   exercise   the   reasonable   skill  and  care  of  a  competent
     subcontractor.

6.2 All warranties and conditions whether expressed or implied by statute, common law or otherwise (including but not limited to fitness for purpose) are hereby excluded to the extent permitted by law.

6.3 ALIA does not warrant that parts manufactured for LETH will be free from faults. In the event of a fault which adversely affects the operability of parts supplied ALIA will use all reasonable endeavours to correct the fault in a timely manner.

6.4 Subject to Clauses 6.5 and 6.6, the maximum aggregate liability of ALIA for any loss or damage sustained by LETH in connection with anything done or omitted to be done under this Agreement (whether arising as a result of negligence or otherwise) shall be [USD$10,000,000] in respect of any single incident or series of related incidents; and subject in any event to a maximum of [USD$20,000,000] for all incidents in any twelve-month period.

6.5 Neither Party shall in any circumstances be liable for loss of revenue, profit, anticipated savings or business or any indirect or consequential loss or damage (whether arising as a result of negligence or otherwise) notwithstanding such Party having being informed of the same. In the event that a Court of competent jurisdiction shall deem the exclusion referred to herein as unlawful or unenforceable in any way the Parties' liabilities for any indirect or consequential losses shall be limited to the amounts set forth in Clause 6.4.

6.6 Nothing in this Agreement limits in any manner either Party's liability for death or personal injury.

6.7 LETH shall be responsible for the settlement of any and all claims arising from the use or misuse of the parts supplied to any third party it supplies and the LETH shall indemnify and hold harmless ALIA in respect of all costs, expenses and damages incurred in respect thereof.

6.8 Without thereby limiting their responsibilities under this Clause 6, each Party shall insure with a reputable insurance company against all loss of and damage to property and injury to persons (including death) arising out of or in consequence of its obligations under this Agreement and against all actions, claims, demands, costs and expenses in respect thereof.


9.   FORCE MAJEURE

7.1 Subject to Clauses 7.2, 7.3 and 7.4, any delay or failure to perform an obligation under this Agreement (other than payment obligations) by either Party (the "affected Party") shall not constitute a breach of this Agreement to the extent that it is caused by an event of Force Majeure.

7.2 The affected Party shall promptly notify the other Party in writing of the estimated extent and duration of the inability to perform its obligations.

7.3 Upon the cessation of the event of Force Majeure, the affected Party shall promptly notify the other Party in writing of such cessation and resume performance of its obligations under this Agreement.

7.4 The affected Party shall use all reasonable endeavours to mitigate the effect of each event of Force Majeure.

7.5 If, [thirty (30)] days after the date of notification under Clause 7.2, the event of Force Majeure persists, the unaffected Party may forthwith terminate this Agreement by service of notice in writing on the affected Party.


10.  SUSPENSION OF SERVICES

8.1 ALIA may suspend forthwith the provision of its respective Services until further notice (i) if ALIA has a right to terminate this Agreement pursuant to Clause 9; or (ii) if ALIA needs to carry out planned works (e.g., preventative maintenance) or emergency works (including Force Majeure events); or (iii) if ALIA is required to comply with a government, administrative or judicial order, decision or other such requirement that would prevent ALIA from providing the Services; or (iv) where the use of the Services, in the reasonable opinion of ALIA, adversely affect, or is likely to adversely affect, ALIA's facilities or service to its other customers.

8.2 In the event that ALIA exercises its right to suspend the provision of its Services to LETH it shall provide advance notice to LETH where it is reasonably practicable to do, failing which, as soon as reasonably practicable following suspension.

8.3 In the event that ALIA suspends the provision of the Services to LETH for emergency technical reasons, ALIA shall employ its best efforts to repair or resolve said condition as expeditiously as possible.

8.4 ALIA shall not be liable for any loss, damage or inconvenience suffered by LETH as a result of any suspension made pursuant to this Clause, save in the case of gross negligence or intentional misconduct.


11.      TERMINATION

9.1 Either Party may terminate forthwith this Agreement by giving notice in writing:

     9.1.1 if the other Party fails to pay any undisputed sums arising under this Agreement as they fall due;

     9.1.2 if the other Party commits a material breach of this Agreement and (if the breach is capable of remedy) fails to remedy the breach within thirty (30) days after receipt of written notice by the other requesting it to do so;

     9.1.3 if the other Party makes an arrangement or composition with its creditors generally or makes an application to a court of competent jurisdiction for protection from its creditors generally or a resolution is passed by it for its winding up, a court of competent jurisdiction makes an order for its winding-up or dissolution, an administration order is made in relation to it or a receiver or administrative receiver is appointed over or a person legally appointed to do so takes possession of or sells any of its assets or its undergoes any analogous insolvency event under the laws of its country of incorporation;

     9.1.5     in accordance with Clause 7 ("Force Majeure");

     9.1.6 Upon the giving of three calendar months notice in writing pursuant to Clause 3.


12.      CONSEQUENCES OF TERMINATION

10.1 Upon the termination of this Agreement, each Party shall refund to the other a fair and equitable proportion of those sums, if any, paid under this Agreement which are periodic in nature and which have been paid in respect of a period which extends beyond the date of termination.

10.2 Upon termination of this Agreement, each Party shall, upon request, return to the other all copies of any Confidential Information of the other Party, which is in its possession.

10.3 Upon any termination or expiry of this Agreement, the Parties shall ensure that each other or their respective agents have prompt access to any relevant site to remove equipment and that all necessary consents to do so are obtained.

10.4 The terms and provisions contained in this Agreement that by their nature and context are intended to survive the performance thereof by the Parties shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.


13.  CONFIDENTIALITY

11.1 The obligation of confidentiality under this Clause 11 shall remain for the whole duration of this Agreement and for two (2) years following its termination or expiry.

11.2 The Parties hereto agree to disclose and provide to each other Confidential Information.

11.3 The Parties acknowledge that the Confidential Information is a valuable, special and unique asset belonging to the disclosing Party. The Parties agree that they will not during or after the term of this Agreement disclose the Confidential Information of the other Party to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever without the prior written consent of the disclosing Party.

11.4 Notwithstanding the foregoing, the Parties agree that Confidential Information may be disclosed to their professional advisors, agents and consultants (collectively "Representatives"), provided that such Representatives sign an undertaking relating to confidentiality on the same terms as contained herein. The Parties further agree that they shall not use, employ, exploit or in any other manner whatsoever use the Confidential Information disclosed by the other Party for any purpose, other than that required for the performance of this Agreement, without the prior written consent of the disclosing Party, including, but not limited to, for purposes of competing in any way with the other Party.

11.5 The Parties agree that they shall protect the Confidential Information of the other Party using not less than the same standard of care each Party applies to its own proprietary, secret or Confidential Information and that the Confidential Information shall be stored and handled in such a way as to prevent unauthorised disclosure.

11.6 The disclosing Party may request in writing at any time that any written Confidential Information disclosed pursuant to the terms of this Agreement and any copies thereof be returned with a written statement to the effect that upon such return it has not knowingly retained in its possession or under its control, either directly or indirectly, any Confidential Information or copies thereof and the receiving Party shall comply with any such request within seven (7) days of receipt of such request.

11.7 The  obligation   pursuant  to  this  Agreement  shall  not  apply  to  any
     information that:

     11.7.1 is in possession of the receiving Party prior to receipt from the disclosing Party;

     11.7.2 is or becomes publicly known, otherwise than as a consequence of a breach of this Agreement;

     11.7.3    is developed independently by the receiving Party;

     11.7.4 is disclosed by the receiving Party to satisfy a legal demand by a competent court of law or governmental body ("Government Authorities"), provided however that in these circumstances the receiving Party shall advise the disclosing Party prior to disclosure so that the disclosing Party has an opportunity to defend limit or protect against such production or disclosure provided further that the receiving Party will disclose only that portion of the Confidential Information which is legally required to be disclosed and the receiving Party will exercise its reasonable efforts to obtain a protective order or other reliable assurance from such Government Authorities that confidential treatment will be accorded to any Confidential Information required to be disclosed;

     11.7.5 is disclosed (with the prior consent of either Party, such consent not to be unreasonably withheld) to obtain or maintain any listing on a Stock Exchange, or to a lender or investor or prospective lender or investor in connection with the financing of the disclosing Party's business or the sale of its business;

     11.7.6 is disclosed to a third party pursuant to written authorisation from the disclosing Party;

     11.7.7 is received from a third party pursuant to written authorisation from the disclosing Party;

     11.7.8    is  expressly   identified  by  the  disclosing  Party  as  being
               non-confidential.

11.8 The Parties further agree that any press release, advertisement or publication ("Press Releases") generated by a Party regarding this Agreement, the Service provided hereunder or in which a Party desires to mention the name of the other Party or the other Party's Affiliate(s) will be submitted to the non-publishing Party for its written approval prior to publication, save when such Press Releases are necessary to comply with the rule, regulation or request of any governmental or other regulatory authority or agency regarding it and/or a parent or Affiliate(s).


14.  INTELLECTUAL PROPERTY RIGHTS

     12.1.1 Dr CA McCormack (McCormack) has developed a proprietary system, the Biosphere Process(TM) System (hereafter "System" or "Systems"), all components thereof and associated know how developed prior to this Agreement or during the course of the undertakings called for in this Agreement, which McCormack has assigned to Life Energy & Technology Holdings for purposes of commercial marketing, manufacturing and development. Life Energy & Technology Holdings enjoys an assignment from McCormack to commercially market, manufacture and develop the System. This Agreement is subject to approval by McCormack in his individual capacity and the boards of directors of both ALIA and LETH and effectuated only upon the execution of the appendices. This Agreement may be modified from time to time in whole or in part by mutual consent in writing by all Parties.

     12.1.2 ALIA acknowledges, accepts and will maintain exclusively for McCormack any redesigns or plans as developed by ALIA or by LETH which redesigns and plans are deemed to the sole proprietary property of McCormack.

     12.1.3    ALIA will  negotiate  and work with  component  and  subcomponent manufacturers, material men and other vendors to maintain competitive pricing and quality control in the manufacture of the Systems.

12.2 ALIA shall consign, transport and deliver Systems as directed by LETH.

     12.2.1 ALIA shall undertake the training of all persons for those purposes and in the manner directed by LETH or McCormack.

     12.2.2 ALIA shall offer a continuous service, support & maintenance contract for Systems to those persons utilizing the Systems upon terms and conditions to be agreed between ALIA and LETH relative to each System.

     12.2.3 ALIA shall provide a manufacturers warranty in accordance with those terms and conditions set forth by LETH.

     12.2.4 ALIA and LETH hereby acknowledge and declare that all information relevant to the Systems which was developed by any Party is deemed to have arisen out of and pursuant to the use of proprietary information developed by McCormack. Accordingly, any Confidential Information which has been developed by either LETH or ALIA during the course of the undertakings called for in this Agreement, including by way of illustration only such information resulting from Systems use, redesign in response to information derived from Systems use, non-empirically based redesign or improvements in design, manufacture, installation or operation, inures to and is exclusively the property of McCormack.

     12.2.5 Each Party accepts and agrees that the principal point of contact for LETH is LETH's President & Chief Executive Officer, Dr. CA McCormack. All contact, discussions or negotiations between ALIA and LETH will be with Dr. CA McCormack or with those persons authorized by Dr. CA McCormack in writing. All contact with McCormack in his individual capacity shall be with McCormack or persons designated by McCormack in writing as representatives of McCormack.

     12.2.6 ALIA shall have a non-exclusive right to solicit customers and resulting Purchase Orders for construction of Systems. The terms and conditions of such Purchase Orders shall be negotiated between the Parties with respect to each such Purchase Order.

     12.2.7 When requested by LETH or McCormack, ALIA shall provide copies of all documents relating to the services performed by ALIA, including bids, test results, laboratory analyses, plans, blue prints, designs, drawings or any other information related to manufacture of the Systems and ALIA shall maintain a complete documentary record of any and all undertakings performed under this Agreement. ALIA shall maintain true and correct records in connection with each service performed and all undertakings related thereto and shall retain all such records for twenty-four
               (24) months after the end of the calendar year in which the last service or undertaking pursuant to this Agreement was performed. LETH or McCormack may, at any time, at their expense audit all records of ALIA connected to costs and expenses for which LETH was invoiced. The right of audit by LETH or McCormack shall be good for two years after the termination of this Agreement. Any error or discrepancy disclosed as the result of such audit shall be promptly corrected and any monies due any Party shall be promptly paid by the obliged Party.

     12.2.8 ALIA shall use its best efforts to provide services, which do not infringe on any valid patent or proprietary technology or involve the use of any confidential information that is the property of others unless ALIA is licensed or otherwise has the right to use and dispose of the patent or proprietary information. ALIA shall also use its best efforts to inform McCormack and LETH of any patent infringement that occur or may be reasonably expected to result from the use of ALIA's services.


15.  ASSIGNMENT

13.1 This Agreement is personal to the Parties hereto and neither Party shall without the prior consent in writing of the other Party assign, charge or otherwise deal with the whole or any part of this Agreement or its rights or obligations hereunder provided that such consent shall not be unreasonably withheld or delayed.

13.2 Notwithstanding  Clause 13.1,  either  Party may assign upon giving  thirty
     (30) days written notice to the other its rights and obligations hereunder to an Affiliate without the other Party's consent, subject to such Party guaranteeing the performance by such Affiliates of the financial and other contractual obligations set forth in this Agreement.

13.3 Neither Party shall make an assignment under this Clause 13, unless it has ensured that the assignee is competent or otherwise qualified to provide the services herein under.

13.4 ALIA enjoys the right to employ sub-contractors or agents for the purposes of providing the Services, provided that ALIA shall remain liable at all times for the performance of its obligations hereunder.

13.5 This Agreement is from Life Energy & Technology Holdings to ALIA its owners, subsidiaries, affiliates, successors and or assigns.

13.6 LETH and ALIA acknowledge that Dr. CA McCormack (MCCORMACK) has developed and owns a proprietary system, the Biosphere Process(TM) System, the design and all components thereof and associated know how developed prior to the execution of this agreement or during the course of the operation of this agreement which MCCORMACK has assigned to Life Energy & Technology Holdings for purposes of commercial marketing, manufacturing and development (hereafter "System" or "Systems"). The Parties further acknowledge and declare that MCCORMACK is a third party beneficiary to this Agreement.

13.7 LETH hereby permits ALIA and ALIA hereby acknowledges all of the obligations of this agreement by which ALIA is allowed to use such design and production technology and documentation for the purpose of manufacturing Systems. The Parties agree that this agreement is given by LETH to ALIA solely and only for the purpose of manufacturing and that all plans, designs, and engineering, and any developments, modifications, alterations, enhancements and/or improvements arising there from are and shall remain at all times the sole property of MCCORMACK and that LETH shall retain all other rights to the System in accordance with the assignment it enjoys from MCCORMACK.


16.  NOTICES

14.1 Any notice or communication required to be given hereunder must be given in writing sent by recorded delivery in Ireland (or equivalent in other countries) or by facsimile (with a confirmation sent forthwith by recorded delivery) to in the case of LETH, to:

                  St Helena's Terrace, Dundalk Ireland
                  Phone:       (353) 42 932 0431
                  Facsimile:   (353) 42 932 0430


in the case of ALIA, to:

                  Alia Holdings, Building 1,
                  Maly Kozikhinsky,
                  Pereulok,
                  Mocow 103001,Russia
                  Phone:         (00709) 59672203
                  Facsimile:     (00709) 52003059

14.2 Any notice, invoice or communication shall be deemed to have been validly and duly given or served:

     14.2.1 If sent by facsimile transmission at the time of its transmission if during Working Hours or if not at the commencement of Working Hours on the following Working Day and in proving transmission it shall be sufficient to show a facsimile confirmation note confirming the number of pages transmitted and the facsimile number or station ID of the recipient;

     14.2.2    If delivered by hand at the time of its being delivered or;

     14.2.3 if dispatched by pre-paid post seven (7) days from the date of posting (by Air Mail if available).

14.3 Either Party may amend its address and facsimile number specified in Clause
     14.1 by notice to the other Party.


17.  WARRANTIES

15.1 Each Party LETH and ALIA., represents and warrants that it is duly empowered to enter into this Agreement on its own behalf as well as on behalf of its Affiliates, and to bind such Affiliates to the terms and conditions of this Agreement.


18.  MISCELLANEOUS

16.1 Without prejudice to Clause 4.7, failure by either Party at any time to enforce any of the provisions of this Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any way affect the validity of this Agreement or any part of it, and no waiver of a breach of this Agreement shall constitute a waiver of any subsequent breach, and such waiver shall be effective only if given in writing.

16.2 Any part of this Agreement which is or becomes illegal, invalid or unenforceable shall be severed here from and shall not affect or impair the remaining parts hereof, such parts shall remain in full force and effect.

16.3 If further lawful performance of this Agreement or any part of it shall be made impossible by the final judgement or final order of any court of competent jurisdiction, commission or government agency or similar authority having jurisdiction over either Party, the Parties shall forthwith use their best endeavours to agree amendments to this Agreement so as to comply with such judgement or order.

16.4 No variation, modification or addition to or cancellation of any provision of this Agreement shall be effective unless agreed in writing by a duly authorised representative of each of the Parties.

16.5 Nothing herein shall be deemed to constitute a partnership or joint venture between the Parties or to constitute one Party the agent of the other for any purpose whatsoever.

16.6 This Agreement has been made and is made solely for the benefit of the Parties, their Affiliates, and their respective successors and permitted assignees. Nothing in this Agreement is intended to confer any rights/remedies under or by reason of this Agreement on any third party.

16.7 Each Party shall promptly supply to the other such information and assistance which the other may reasonably request to enable it to perform its obligations under this Agreement.

16.8 This Agreement including the Schedules hereto represent the entire agreement and understanding between the Parties in relation to the subject matter hereof and supersedes all other agreements and representations made by either Party, whether oral or written.

16.9 This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.


19.  GOVERNING LAW AND DISPUTE RESOLUTION

17.1 This Agreement shall be governed by and construed in accordance with the Laws of Ireland.

17.2 Where any dispute (other than an invoice dispute which shall be determined in accordance with the provisions of Schedule 3) arises between the Parties in connection with or in consequence of the terms of this Agreement, the Parties shall immediately enter into bona fide discussions and use all reasonable endeavours to resolve such dispute amicably.

17.3 If the Parties fail to resolve any dispute under Clause 17.2 within fifteen
     (15) days of the first notification of such a dispute by either Party to the other, the matter shall be submitted to the non-exclusive jurisdiction of the Courts of Ireland.

As WITNESS the hands of the Parties (or their duly authorised representatives) the day and year first about written:

ACCEPTED AND AGREED for and on behalf of ALIA


(signed) /s/Nickoli Sergof
------------------------------------
(name) Nickoli Sergof
(position) Chairman

ACCEPTED AND AGREED for and on behalf of LETH

(signed)/s/Dr CA McCormack
(name) Dr CA McCormack
(position) Chief Executive_________________________________

20.  SCHEDULE 1


                                  Plans and for
                Biosphere Process Systems(TM) Demonstration Unit.


Both parties acknowledge that the Plans and for Biosphere Process Systems(TM) Demonstration Unit are contained in the set of CD Computer Discs marked as Disc 1 through 4, given to Alia on the date of signature of this contract and that Alia will not save as part of the manufacturing process copy or otherwise reproduce these discs or the designs thereon.




(end)

(rest of page left intentionally blank)

21.  SCHEDULE 2


                      EU Environmental permit requirements

Both parties agree that the Biosphere Process Systems and sub assemblies produced for LETH must be capable of meeting the following Environmental Permit Requirements.

     1 : EPA Integrated Pollution Control Licensing - Batneec Guidance Note for the Waste Sector (Revision 1 - May 1996).

     2 : Council Directive of 8 June 1989 on the prevention of air pollution from new municipal waste incineration plants (89/369/EEC).

     3 : Common position (ec) no 7/2000 adopted by the Council on 25 November 1999 with a view to adopting Directive 2000/.../EC of the European Parliament and of the Council of... on the incineration of waste - (2000/C 25/02).




(end)

(rest of page left intentionally blank)

22.  SCHEDULE 3


                        "SLA" ("Service Level Agreement")
                               Specifications for
                  Biosphere Process Systems(TM) subassemblies.


Both parties acknowledge that the Plans and for Biosphere Process Systems(TM) subassemblies are contained in the set of CD Computer Discs marked as Disc 1 through 9, given to Alia on the date of signature of this contract and that Alia will not save as part of the manufacturing process copy or otherwise reproduce these discs or the designs thereon.


(end)

(rest of page left intentionally blank)

23.  SCHEDULE 4


                     Schedule of payments from LETH to ALIA


     *    USD  $7,000,000   payable  upon  delivery  of  the  Biosphere  Process
          System(TM)to take place on or before December 1st 2000

     * USD $2,000,000 payable upon successful commissioning on or before March 12th 2001,

     * Bonus payment of USD $500,000 payable only if the unit passes EU Environmental permit requirements as detailed in schedule 2 appended hereto, on or before March 12th 2001.

     *    USD $1,000,000 per subassembly payable on order.

     *    USD  $3,500,000   balance  per  fully  assembled   Biosphere   Process
          System(TM) delivered to site and commissioned to LETH requirements.



(end)



(rest of page left intentionally blank)

                                   SCHEDULE E
                                 Number 3333446
                          Certificate of Incorporation

I hereby certify that
LIFE ENERGY TECHNOLOGY HOLDINGS LIMTED

Is this day incorporated under The Companies Acts 1963 to 1999 And that this company is limited


Given under my hand at Dublin this

Tuesday, the 3rd day of October, 2000


/s/Signature ineligible
For Registrar of Companies

Particulars of Directors (Including shadow directors)

Names and particulars of the persons who are to be the first directors of the company


Surname Note one    McCormack         Forename Note one   Christopher Alphonsus
Former Surname                        Former Forename
Business Occupation   Consultant      Nationality     Irish
Home Address Note One   Saint Augustine, Offington Avenue Sutton Dublin 13

Other Directors Note two              Registered at Note Three    Company Number
Life Energy Corporation Limited            Dublin                     323638

I herby consent to act as director of the
aforementioned company                               X Irish resident Note Four

Signature                              Date
/s/Dr. CA McCormack                    September 11, 20000


Surname Note one    Reynolds           Forename Note one   Albert
Former Surname                         Former Forename
Business Occupation   Business Man     Nationality     Irish
Home Address Note One   18 Ailabury Road, Dublin 2

Other Directors Note two            Registered at Note Three    Company Number
Blairton Limited                            Dublin                CN 228468
McDonagh Boland Group Limited               Dublin                CN 046806
J Smurfit Group PLC                         Dublin                CN 008610
Asia Pacific Resources PTE Investments Ltd  Singapore
Bula Resources PLC Holdings                                       CN990

I herby consent to act as director of the
aforementioned company                               X Irish resident Note Four

Signature                              Date
/s/Albert Reynolds                     September 11, 20000

Signed by or on behalf of the subscribers to the Memorandum

Signature                   Subscriber                             Agent

Companies capital duty statement

Class Specify              number value of       No. of shares     No. of shares
Ordinary or Preference     Such shares class     authorized        being offered

ordinary                     (euro)1.00            1 million          2

Consideration for such shares                  Total Number
(euro)1.00  Cash

I the undersigned Name in Block Letters
Christopher Alphonsue McCormack

Furnish these particular as DESCRIBED
Directors

Signature /s/ Christopher Alphonsue McCormack

Date  11 September 2000

Description of compliance and Section 42 (2) Declaration

Name  Christopher Alphonsus McCormack
Of Home Address Saint Augustine, Offington Avenue Sutton Dublin 13

Do Solemnly and sincerely declare that I am Note Five

A person named as (X) Director ( ) a secretary of the Company or ( ) a solicitor in the formation of the company

And that all the requirements of the Companies Acts 1993 to 1999 in respect of the registration of the said company and of matters precedent and incidental thereto have been complied with

I further declare that the purpose, or one of the purposes for which the company is being formed is the carrying on by it of any activity in the State Note Six

And that it appears to me that either Note Seven

(a)  the  activity  can  be   classified   in   accordance   with  the  relevant
     classification system Note Eight as follows 21-15

         And that the general nature of the activity is

         Investment Holding Company

Or (b) that the activity can be classified bust is precisely described as follows:

         Investment Holding Company

I further declare that the place or places in the State where it is proposed to carry on the activity is/are

         Finnbair Estates, Technology City Dundalk Co Louth

And that the place where the contract administration of the company will normally be carried on will be:

         Finnbair Estates,  Technology City Dundalk Co Louth

And I make this solemn declaration Declared before me by Consciously believing the same to be true And by virtue of the Statutory Act

         Signature of Declarant         /s/Christopher Alphonsus McCormack
                                            Wells and O'Carroll
                                            Who is personally known to me at
In the Presence of

Signature /s/Patrick Callahan
          Practicing solicitor

Name Block Letters

Patrick Callahan                            11 day of September 2000

                  COMPANIES REGISTRATION OFFICE

Statement of first secretary and
the directors and situation of registered office
Section 3, Companies (amended) Act 1862

Declaration of compliance and declaration that
The purpose or one of the purposes for which the
Company is being formed is the carrying on by it
Of an activity in the State
Section 5, Companies (amended) Act 1983 and
Section 42 (2) Companies (Amended) (No 2) Act
1999                                                     Company Number 3333446

Companies' capital duty statement
Section 117, Stamp Duties Consolidation Act, 1999

Company name in Full
Life Energy Technology Holdings Limited                  Registered 03 Oct 2000


Address of registered office

Life Energy Group Finnibair Estate Technology City Dudalk Co Louth

If the memorandum is delivered by an agent for the     Agent's name (ineligible)
Subscribers of the memorandum make "x" in the box      Agent's address
And insert the agent's name                            Law Society of Ireland
                                                       Blackhall Place
                                                       Dublin 7

Particulars of secretary
Name and particulars of person(s) who is or Act to be secretary or joint secretaries

Surname Note one     McCormack        Forename Note one   Christopher Alphonsus
Former Surname                        Former Forename
Business Occupation  Consultant       Nationality     Irish
Home Address Note One   Saint Augustine, Offington Avenue Sutton Dublin 13

I hereby consent to act as secretary of the aforementioned company

Signature                                  Date

/s/Dr. C.A. McCormack                      11th September 2000

Presenters Name                            Address
                                           Law Society of Ireland
                                           Blackhall Place
                                           Dublin 7
Telephone Number                           Reference  28236

                                   SCHEDULE F
                          Offices and Directors Resume

ALBERT REYNOLDS, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Reyonlds, is a former Prime Minister of Ireland and also serves as Chairman of Life. Apart from a prestigious political career, Mr. Reynolds brings to Life and Registrant his extensive business experience and international recognition.

DR. CHRISTOPHER A. MCCORMACK, B.Sc., Ph. D., N.I.H.C., M. PS, M. ARVO, F.F., Ful. S. will serve both as a Director and Chief Executive Officer of Registrant. Dr McCormack also serves as the Chief Executive Officer of Maxol & CB Biofuels and the inventor of the DiGenter'TM' process for BioEthanol'TM' production from biomass. He is also Managing Director of McCormack Consultants Dublin, a Dublin based practice which specializes as a consultant in various areas including, telecommunications, pharmaceuticals, textiles, fuels, transport logistics, strategic planning and corporate structuring. Educated at University College Dublin, Dr. McCormack holds both B.Sc.(1st. Hon's), and a Ph.D., awarded by the National University of Ireland and an N.I.H.C. awarded by the National Institutes of Health at Bethesda Maryland. In addition to being an elected member of both the Physiological Society and the Association for Research in Vision and Ophthalmology Dr. McCormack is a distinguished Fulbright Scholar a Fogarty Fellow and the author of over 100 technical and scientific contributions, including several patents for the production of ethanol as a green fuel alternative from biomass and waste materials.

SALIM GHAFARI, a specialist in oil and gas operations, is a Director and also serves as Vice-President for Middle Eastern Operations for Life. Mr. Ghafari holds a Masters in Business Administration.

TODD F. WALKER. Mr. Walker is a Florida attorney and businessman. He is also the founder and President of SIDI, a diversified holding company, which, among other ventures, owns Millennium Licensing Company, owner of the U.S. "MILLENNIUM" trademark for the beverage industry; International Spirits Corporation, Tampa Hotel Development Group and Mad Dogs and Englishmen Restaurant. From 1985 to 1987, Mr. Walker served as a tax attorney for Arthur Andersen & Co.. Mr. Walker graduated Tulane University in 1981 and received his Juris Doctorate and Masters of Business Administration in 1985.

ANTHONY J. LIBERATORE, a co-founder of Health-Pak, Inc., a New York corporation, ("Health") The Company's wholly owned subsidiary, has served as President, Chief Executive Officer and Chairman of the Board of directors of the Company since April 30, 1991. He has held the same positions with Health since its formation in April 1985. From May 1980 until formation of Health in 1985, Mr. Liberatore was employed as a senior procurement specialist by the Utica, New York based North American Division of International Computers Ltd., a British corporation.

From 1970 until 1980, mr. Liberatore was general manager of Disposable Profiles/Spartan Healthcare Inc.("Disposable"), also based in Utica, New York, a wholly-owned subsidiary of the Palm Beach Company of Cincinnati, Ohio, which manufactured and marketed nonwoven disposable products for the medical market. In his capacity as general manager of Disposable, Mr. Liberatore among other responsibilities, was charged with the development of that company's sterilized product line.

MICHAEL A. LIBERATORE has been Vice President-Marketing, Assistant Secretary, Treasurer and a Director of the Company and Health, the Company's wholly owned subsidiary, since April 30, 1991. Prior thereto he served as Secretary and Assistant Treasurer of Health from January 1990, having originally joined Health in May 1987 as its director of Sales and Marketing. From 1986 until joining Health, Mr. Liberatore was employed as an assistant store manager by the Chicago Market, a department store chain. Mr. Liberatore is a graduate of Mohawk Valley community College having received his Associates degree in Individual studies in 1986.

WILLIAM F. MEOLA has been a Director of the Company since April 30, 1991 and has served as a Director of Health, the Company's wholly owned subsidiary, since May 1987. Since March, 1993, Mr. Meola has been employed as a registered representative with the Albany Savings Bank, Utica, new York. From September
1988 until March 1993, Mr. Meola was a self-employed financial consultant and also sales manager and a registered representative with the Prudential Insurance Company. From January to September 1988, Mr. Meola was employed as an Assistant Vice President and District Manager of the Dime Savings Bank of New York. From August 1982 until shortly before joining the Dime Savings Bank of New York, Mr. Meola was employed as Vice President of the SBU Insurance Agency of Utica New York. Prior thereto, from 1973 until 1982, Mr. Meola held various positions within the insurance and financial planning industry, owning and operating his own insurance agency from 1980 until its sale in 1982. Mr. Meola is a graduate of Utica College of Syracuse University, having received his Bachelor of Science Degree in Biology.

                                   SCHEDULE G
                                   Patents etc

                                  Nothing added

                                   SCHEDULE H
                                  Bank Accounts


Life Energy Technology Holdings Limited

Name of Bank    Ulster Bank Limited
Address         Baggot Street
                Dublin 2
                Ireland
                Tel  6615699
                Fax 6615472

                                   SCHEDULE I
                                Insurance Policy
                                  Nothing added

                                   SCHEDULE J
                       Compensation Plans, Agents, Brokers


1.   Ator's Consulting 30,000 Shares of Health-Pak

2. Richard Corline & Trevor Langley at Millennium Consulting 50,000 shares of Health Pak

3.   Andreas Tobler Technology Brain Source 75,000 shares of Health Pak

                                   SCHEDULE K
                              Environmental Matters
                                  Nothing Added

                                   SCHEDULE L

     Bills to be paid at closing by Life Energy Technology Holdings Limited



Zeller Weiss & Khan             $ 50,000.00
B Freitag                       $ 59,000.00
Rosenbaum & Co                  $  3,440.30
Depository Trust Company        $  4,661.00
Business Wire                   $    612.42

                                   SCHEDULE M

                              ACQUISITION AGREEMENT

AGREEMENT, made this 3rd day of November, 2000 by and between:

ANTHONY LIBERATORE, having an address at 2005 Beechgrove, Utica, New York, hereinafter referred to as "Liberatore"; and

HEALTH-PAK, INC., a Delaware corporation with its offices at 2005 Beechgrove, Utica, New York, hereinafter referred to as "HPI";

LIFE ENERGY TECHNOLOGY HOLDING COMPANY, LTD., a corporation organized under the laws of the Republic of Ireland with its office address at Finnabair Science Park, Technology City, Dundaulk, Co. Louth, Ireland. hereinafter referred to as "Life.";

who are collectively referred to herein as the "parties."


                               W I T N E S S E T H

WHEREAS, Life has entered into an Agreement and Plan or Reorganization with HPI dated November 3rd, 2000, pursuant to which Life shall become a wholly owned subsidiary of HPI (the HPI Agreement"); and

WHEREAS, Health-Pak, Inc., a New York corporation ("Health"), is presently a wholly owned subsidiary of HPI; and

WHEREAS, Liberatore desires to acquire the parties desire to acquire all of the capital stock of Health (the "Health Shares") from HPI upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. ACQUISITION OF THE HEALTH SHARES. The parties agree that simultaneously with the Closing of the HPI Agreement Liberatore shall acquire all of Health Shares from HPI in consideration for that number of the shares of Common Stock of HPI currently owned by Liberatore which, after giving consideration to the planned reverse split of such common shares as contemplated by the HPI Agreement, will leave Liberatore as the owner of 100,000, post-reverse split shares of HPI common stock (the "Residual Shares"). For purposes of this provision, the number of HPI shares owned by Liberatore shall also include any and all such shares owned by Elizabeth Liberatore, his wife, and Michael Liberatore, his son, it being understood and agreed that the ownership of the Residual Shares shall be as determined by Liberatore. The parties further understand and agree that should any of the provisions of the HPI Agreement be changed or modified, or if the parties shall agree otherwise, the number of Residual Shares may be changed provided that in no event shall the Residual Shares be less than 100,000.

2. COMMITMENT TO PAY DEBTS. Anything contained herein or in the HPI Agreement to the contrary notwithstanding, the parties agree that Liberatore shall use his best efforts following his acquisition of the Health Shares to either pay or refinance all existing obligations of Health which are either guaranteed by HPI or which may otherwise result in any material, unsecured liability to HPI. As of the date hereof, the parties understand and agree that such existing obligations include the existing mortgage on the building owned by Health in Utica, New York and Health's existing obligation to Foothills Capital Corp., its factor (collectively, the "HPI Guaranteed Obligations"). In addition, Liberatore shall as soon as practicable following the Closing of the HPI Agreement effect the sale of up to 50,000 of the Residual Shares and apply all of the proceeds therefrom, net of any capital gains taxes that may be due in connection with the sale of such Residual Shares, to the reduction of the HPI Guaranteed Obligations. In the event that such proceeds are not adequate to fully pay the HPI Guaranteed Obligations, Liberatore shall use his best efforts to refinance such obligations or otherwise remove HPI from any obligation in connection therewith. However, the parties agree that in no event shall Liberatore be obligated to commit any more than the net proceeds from the sale of 50,000 Residual Shares to the repayment of the HPI Guaranteed Obligations, it being the intention of the parties that Liberatore shall have available for his personal benefit not less than 50,000 Residual Shares.

3. CONTINUING LIEN. Liberatore agrees that to the extent that any HPI Guaranteed Obligations remain unpaid that he shall use his best efforts as the sole shareholder of Health to permit a continuing lien on the building owned by Health in Utica, New York, which lien shall be superior to that of any other party except for the present Mortgagee, until such time as all HPI Guaranteed Obligations have been fully satisfied and duly released of record.

4. MISCELLANEOUS. PROVISIONS. The following miscellaneous provisions shall be observed in this Agreement.

a. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

b. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement.

c. FURTHER ASSURANCES. At any time and from time to time after the date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the purposes of this Agreement.

d. NOTICES. All notices and communications required or permitted hereunder shall be sufficient if made in writing and shall be deemed to have been given if delivered in person or sent by postage prepaid, first class, registered or certified mail, return receipt requested to the addresses first set forth above or to such other or additional addresses as any party hereto shall reasonably designate with respect to itself from time to time.

e. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York in the United States applicable to contracts entered into and to be fully performed therein without regard to the laws of conflicts of the State of New York.

f. AMENDMENT. This Agreement or any provision hereof, may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

g. ASSIGNMENT. This Agreement is personal to the Parties hereto and may not be assigned, transferred to any other party or person. HEALTH-PAK, INC.


By: /s/ Anthony J. Liberatore
   -------------------------------------------------
   ANTHONY J. LIBERATORE, PRESIDENT

LIFE ENERGY TECHNOLOGY HOLDING COMPANY, LTD.


By: /s/ Dr. Christopher McCormack
   --------------------------------------------------
   DR. CHRISTOPHER MCCORMACK, CHIEF EXECUTIVE OFFICER

   /s/ Anthony Liberatore
   --------------------------------------------------
  ANTHONY LIBERATORE

EXHIBIT A

Certificate of Incorporation of Life Energy Technology Holdings Limited

                                 Number 3333446
                          Certificate of Incorporation

I hereby certify that
LIFE ENERGY TECHNOLOGY HOLDINGS LIMTED

Is this day incorporated under The Companies Acts 1963 to 1999 And that this company is limited


Given under my hand at Dublin this

Tuesday, the 3rd day of October, 2000


Signature ineligible
For Registrar of Companies

EXHIBIT B

By-laws of Life Energy Technology Holdings Limited

         COMPANIES ACTS, 1963 T41999

         PRIVATE COMPANY LIMITED BY SHARES

         MEMORANDUM & ARTICLES OF ASSOCIATION




         LIFE ENERGY TECHNOLOGY HOLDINGS
         LIMITED













         Messrs. Wells & O'Carroll, Solicitors, Carrickmacross, Co. Monaghan.

         (copy) Number 333446




         CERTIFICATE OF INCORPORATION





         I hereby certify that


         LIFE ENERGY TECHNOLOGY HOLDINGS LIMITED


         is this day incorporated under the Companies Acts, 1963 to 1499 and that the Company is limited.



         Given under my hand at Dublin, this


         Tuesday, the 3rd October, 2000

         COMPANIES ACTS, 1'963 TO 1999



         PRIVATE COMPANY LIMITED BY SHARES


         MEMORANDUM OF ASSOCIATION

         OF

         LIFE ENERGY TECHNOLOGY HOLDINGS LIMITED

1. The name of the Company is LIFE ENERGY TECHNOLOGY HOLDINGS LIMITED

2. The objects for which the Company is established are;

     (1) (a) To carry on the business of an investment company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee, shares, stocks, debentures; debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public, body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.

     (b) To acquire any such shares, stock, debenture stock, bonds, notes, obligation or other securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

     (c) To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special; proportion of the issued or nominal amount thereof and to provide managerial and other executive supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

     (2) To carry on all or any of the following businesses, namely, builders and contractors, decorators, merchants, engineers, surveyors, estate agents, valuers, auctioneers, carriers, shippers, forwarding agents, garagemen, caterers, licensed publicans, fuel suppliers, textile manufacturers and dealers, insurance agents and brokers, entertainment caterers, farmers and generally to import, export, manufacture, make, grow, produce, repair, adapt for sale and prepare for market, goods and materials of every kind or otherwise to carry on any business which may seem to the Company capable of being conveniently carried on in connection with the above or any one of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property or rights

     (3) To purchase, take on lease or in exchange, hire or otherwise acquire and hold real, chattel real and personal property of all kinds and in particular lands, tenements and hereditaments of any tenure whether subject or not to any charge or Incumbrances.

     (4) To hold, sell, let, alienate, mortgage, charge or otherwise deal with any of the real and personal property, assets or undertakings of the Company or any part thereof for such consideration as the Company may think fit, and in particular (without prejudice to the generality of the foregoing) for shares, debentures or securities of any other company whether or not having objects altogether or in part similar to those of the Company.

     (5) To vest any real or personal property, rights or interests acquired by or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared Trust in favor of the Company.

     (6) To undertake and execute the office of nominees far the purpose of holding and dealing with any real or personal property or security of any kind for or on behalf of any, government, local authority, mortgagee, company, person or body to act as nominee or agent generally for any purpose and either solely or jointly with another or others for any person, company, corporation, government, state or province, or for any municipal or other authority. or local body; to undertake and execute the office of trustee, executor, administrator, registrar, secretary, committee or attorney to undertake the management of any business or undertaking or transaction, and generally to undertake, perform and fulfill any trust or agency business of any kind and any office of trust or confidence.

     (7) To construct, erect, enlarge, alter and maintain buildings, houses, flats, shops and all other works, erections and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

     (8) To apply far, purchase, or by other means acquire and protect, prolong and renew, any patents, patent rights, brevets d'invention, licenses. trade marks, registered designs, protections and concessions or other rights which may appear likely to be advantageous or useful to the Company.

     (9) To pay all costs, charges and expenses incurred or sustained in or about the promotion, and establishment of the Company or which the company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

     (10) To invest and deal with the monies of the Company not immediately required in such manner as from time to time may be determined

     (11) To draw, make, accept, endorse, discount, negotiate and issue bills of exchange, promissory notes, bills of lading and other negotiable or transferable instruments.

     (12) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular to issue debentures, debenture stock, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise, and to charge and secure the same by trust, deed or otherwise on the undertaking of the Company or upon any specific property and rights, present and future, of the Company (including if thought fit, its uncalled capital) or otherwise howsoever.

     (13) To hold in trust as trustees or as nominees and to deal with, manage and turn to account any real or personal property of any kind and in particular shares, stocks, debentures, securities, policies, book debts, claims and chooses in action; lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licenses and any interest in real or personal property and any claims against such property or against any person or company,

     (14) To acquire deal with, manage and turn to account policies of life assurance and any other real or personal property of any kind.

     (15) To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, and in particular (without prejudice to the generality of the foregoing) give (with or without consideration) security for any debts, obligations or liabilities of any company which is for the time being the holding company or a subsidiary (both as defined by Section 155 of the Companies Act, 1963) of the Company or other subsidiary as defined by the said Section of the Company's holding company or otherwise associated with the Company in business.

     (16) To lend and advance money or give credit to such persons or companies and on such terms as may seem expedient.

     (17) To establish, promote and otherwise assist any company or companies or associations for the purpose of acquiring all or any of the properties or liabilities of this Company or for furthering the objects of the Company or for the purpose of prosecuting or executing any undertaking, works, projects or enterprises of any description.

     (18) To establish agencies and branches and appoint agents and others to assist in the conduct or extension of the Company's business and to regulate and discontinue the same.

     (19) To farm; constitute or promote, or to concur in the formation constitution or promotion of Irish or foreign companies, syndicates, associations and undertakings of all kinds and to secure 'by indemnity or otherwise the subscription of all or any part of the capital of any such company, syndicate, association or undertaking and to pay any commission, brokerage or other remuneration in connection therewith and to employ experts to investigate and examine into the conditions, proposals, value, character and circumstances of any business concerns and undertakings and generally of any assets, property or rights.

     (20) To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stock and other assets specifically appropriated for the purposes of any such trust and -to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

     (21) To. transact or carry on all or any kinds of agency business and in particular in relation to the investment of money, the sale of property and the collection and receipt of money.

     (22) To procure the Company to be registered or recognised in any place outside Ireland.

     (23) To do all or any of the matters hereby authorised in any place outside Ireland, either alone or in conjunction with or as trustees or agent for any other company or person or by or through any factors, trustees or agents.

     (24) To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration far such acquisition to undertake all or any of the liabilities of such person, firm or company.

     (25) To enter into arid carry, into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business or proposing to carry on any business within the objects of the Company.

     (26) To distribute in specie or otherwise as may be resolved any assets of the Company; among its members and in particular the shares, debentures or other securities of any other company belonging to the Company or of which the Company may have the power of disposal.

     (27) To enter into any arrangement with any government or local or other authority: that may seem. conducive to the Company's objects or any of them and to obtain from any such government or authority any rights, privileges and concessions which the Company may think desirable to obtain and to carry out and to exercise and comply with the same.

     (28) To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company. or Directors or ex Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension,," provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions exhibitions, or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

     (29) To remunerate by cash payment or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for service rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company,

     (30) To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate Directors.


     (31) To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sales made to or debt owing from any such company whether such shares shall be wholly or only partly paid up.

     (32) To do all such other things as the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

     (33) To transact or carry on any other business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company's property or rights.

     The word "company" in this clause, except where used in reference to this Company, where the context so admits, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated or whether domiciled or registered in Ireland, Great Britain or Northern Ireland or elsewhere and the intention is that in the construction of this Clause the objects set forth in each of the foregoing sub-paragraphs shall, except where otherwise expressed in the same paragraph be in no wise limited or be deemed merely subsidiary or auxiliary by reference to or inference, from the terms of any other paragraph in this Clause.

     PROVIDED ALWAYS that the provision of this Clause shall be subject to the Company obtaining where necessary for the purpose of carrying any of its objects into effect such license permit or authority as may be required by law.

     3.   The liability of the members is limited.

     4. The Share Capital of the Company is(pound)1,000,000 divided into 1,000,000 shares of(pound)1.t30 each.

     WE, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of the Memorandum of Association and we agree to take the number of shares in the Capital of the Company set opposite our respective names.

-------------------------------------------------------------------------------
                                                      NUMBER OF SHARES
         NAMES, ADDRESSES AND                         TAKEN BY EACH
         DESCRIPTIONS: OF SUBSCRIBERS                 SUBSCRIBER
-------------------------------------------------------------------------------

         Carmel Molloy,                               One
         Secretary,
         32, Downside,
         Skerries,
         Co. Dublin

         Susan Murray,                                One
         Secretary,
         4, Castaheany,
         Navan Road,
         Dublin 15.

-------------------------------------------------------------------------------
         TOTAL SHARES TAKEN                           Two
-------------------------------------------------------------------------------

         Dated this 11th day of September,           2000

         Witness to the above signatures,
         /s/Rita Hogan,
         Secretary,
         The Law Society.
         Blackhall Place, Dublin 7.

     COMPANIES ACTS, 1963 TO 1999 PRTVATE COMPANY LIMITED BY
     SHARES ARTICLES OF Association OF
     LIFE ENERGY TECHNOLOGY HOLDINGS LIMITED



     1. The regulations contained in or incorporated in Part 11 of Table A in the First Schedule to the Companies Acts, 1963 to 1986 (hereinafter referred to as "Table A, Part 11") shall apply to the Company, and together with the Regulations hereinafter contained shall constitute the Regulations of the Company save in so far as they are hereby varied or excluded.

     2. Regulations 79 and 138 of Part 1 of Table A in the said Schedule as so amended (hereinafter referred to as "Table A, Part 1") shall not apply to the Company.

     SHARES

     3. The Share Capital Of the Company is(pound)1,000,000 divided into 1,000,000 shares of(pound)1.00 each.

     4. The Directors are generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as such expression is defined in Section 20 of the Companies (Amendment) Act 1983) up to a maximum aggregate of the number, of' unissued shares in* ft capital of the Company from time to time but this authority shall not extend beyond such date as shall be five years from the date of incorporation of the Company provided always that the Directors shall have power, notwithstanding that the date aforesaid shall have expired, to allot relevant securities in pursuance of an offer or agreement made before the expiry of such date as aforesaid as if the authority conferred hereby had not expired.

     5. Section 23 (1) of the Companies (Amendment) Act, 1983 is hereby excluded in its application in relation to all allotments by the Company of equity securities as defined for the purposes of that Section.

     6. Subject to the provisions of Section 64 of the Act any preference shares may with the sanction of a special resolution be issued upon the terms that they are or at the option of the Company are liable to be redeemed.

     LIEN

     7. In Regulation 11 of Table A, Part 1, the words ("not being a fully paid share") shall be omitted and the lien conferred by that Regulation shall attach to all shares registered in the name of any person indebted or under liability to the Company whether he shall be the sole registered holder thereof or one of two or more joint holders.

     PROCEEDINGS AT GENERAL MEETINGS

     8. Regulation 53 of Table A, Part 1, shall apply as if the following words were added at the end thereof "and the fixing of the remuneration of the Directors".

     9. A poll may be demanded by the Chairman or by any member present in person or by proxy and Regulation 59 of Table A, Part 1, shall be modified accordingly.

     RESOLUTI0NS

     10. Any such resolution in writing as is referred to in Regulation 6 of Table A, Part 11, may consist of several documents, in the like form each signed by one or more of the members (or their duly authorised representatives) in that Regulation referred to.

     DIRECTORS

     11. Every Director shall be, entitled to receive notices of and attend and speak at all General Meetings of the holders of any class of shares, in the capital of the Company, and Regulation 136 shall be amended accordingly.

     12. A. Director appointed to fill a casual vacancy or as an addition to the Board shall not retire from office at the Annual General Meeting next following his appointment and the last sentence of Regulation 98 of Table A, Part 1, shall be deleted.

     13. The Directors. of the Company shall not be required to retire by rotation and Regulations 92 to 100 (inclusive) of Table A, Part I, shall be amended accordingly.

     14. Unless and until the Company in General Meeting shall otherwise determine the number of the Directors shall not be less than two nor more than seven, and regulation 75 of Table A, Part 1, shall be modified accordingly.

     15. Any Director may in writing appoint any person who is approved by the majority of the Directors, to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present, and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Every such alternate shall be an officer of the Company and shall not be entitled to be an agent of the Director appointing him The remuneration of such an alternate shall be payable out of the remuneration payable to the Director appointing him, and the proportion thereof shall be agreed between them. An alternate need not hold any share qualification.

     BORROWING POWERS

     16. The Directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any pan, thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

     DISQUALIFICATION OF DIRECTORS

     17. Regulation 91 of Table A, Part 1. relating to the vacation of office by a Director, shall apply as if paragraph (g) thereof was deleted.

     INDEMNITY

     18. Every Managing Director, Agent, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including liability incurred . by' him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or, in which he is acquitted or in connection with any application under Section 391 of the Act in which relief is granted to him by the court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 200 of the Act:

     NAMES, ADDRESSES AND Descriptions OF SUBSCRIBERS

         Carmel Molloy,
         Secretary,
         32, Downside,
         Skerries, Co. Dublin


         Susan Murray,
         Secretary,
         4, Castaheany,
         Navan Road, Dublin. 15.

         Dated this 11th day of September, 2000
         Witness to the above signatures;
         Rita Hogan,
         Secretary,
         c/o The Law Society,
         Blackhall Place,
         Dublin 7.

                                    EXHIBIT C
                                Escrow Agreement

THIS ESCROW AGREEMENT made and entered into the 3 day of November 2000 by and between Mr. Anthony Liberatore (for purposes of this agreement, the number of Health Pa, Inc common shares owned by Liberatore shall also include any and all such shares owned by Elizabeth Liberatore, his wife, and Michael Liberatore, his son, hereinafter referred to as ("LIBERATORE") and Life Energy & Technology Holdings, Ltd (ACQUIRING GROUP).

For and in consideration of the sum of $10.00 and other good and valuable consideration the receipt and sufficiency of all of which is hereby acknowledged, it is agreed by and between LIBERATORE and ACQUIRING GROUP as follows:

1. LIBERATORE agree that simultaneously with the Closing of the HPI Agreement Liberatore shall deliver into escrow $4,119,382 shares of Health-Pak common stock currently owned by Liberatore as contemplated by the HPI Agreement, which will leave Liberatore as the owner of 100,000, shares of HPI common stock (the "Residual Shares"). For purposes of this provision, the number of HPI shares owned by Liberatore shall also include any and all such shares owned by Elizabeth Liberatore, his wife, and Michael Liberatore, his son, it being understood and agreed that the ownership of the Residual Shares shall be as determined by Liberatore. The parties further understand and agree that should any of the provisions of the HPI Agreement be changed or modified, or if the parties shall agree otherwise, the number of Residual Shares may be changed provided that in no event shall the Residual Shares be less than 100,000.

2. LIBERATORE COMMITMENT TO PAY DEBTS:. Anything contained herein or in the HPI Agreement to the contrary notwithstanding, the parties agree that Liberatore shall use his best efforts following his acquisition of the Health Shares to either pay or refinance all existing obligations of Health which are either guaranteed by HPI or which may otherwise result in any material, unsecured liability to HPI. As of the date hereof, the parties understand and agree that such existing obligations include the existing mortgage on the building owned by Health in Utica, New York and Health's existing obligation to Foothills Capital Corp., its factor (collectively, the "HPI Guaranteed Obligations"). Liberatore shall use his best efforts to refinance such obligations or otherwise remove HPI from any obligation in connection therewith. However, the parties agree that in no event shall Liberatore be obligated to commit any more than the net proceeds from the sale of 50,000 Residual Shares to the repayment of the HPI Guaranteed Obligations, it being the intention of the parties that Liberatore shall have available for his personal benefit not less than 50,000 Residual Shares.

3. DELIVERY OF SHARES TO ACQUIRING GROUP: Upon completion and discharge of the bankruptcy by the Court or at such time as the Bankruptcy is converted from a Chapter 11 reorganization to a Chapter 7 liquidation all shares will be delivered by escrow agent to Dr. Christopher McCormack for distribution to the original investors in Life Energy Technology Holdings, Ltd or their designees.

4. MISCELLANEOUS. PROVISIONS. The following miscellaneous provisions shall be observed in this Agreement.

a. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

b. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement.

c. FURTHER ASSURANCES. At any time and from time to time after the date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the purposes of this Agreement.

d. NOTICES. All notices and communications required or permitted hereunder shall be sufficient if made in writing and shall be deemed to have been given if delivered in person or sent by postage prepaid, first class, registered or certified mail, return receipt requested to the addresses first set forth above or to such other or additional addresses

Health-Pak, Inc Stock Certificate Transfer                      December 6, 2000
2005 Beechgrove Place
Utica N.Y. 13501

Certificate #     Name                                         Number of Shares
HP 02924 Michael Liberatore                                       220,000
HP 02923 Anthony Liberatore & Elizabeth Liberatore                729,333
HP 02970 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02971 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02968 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02969 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02973 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02972 Anthony Liberatore & Elizabeth Liberatore                500,000

                                    Total Shares                3,949,333


Delivered by hand

Received this 6th day of December 2000

/s/ Todd Walker
------------------------
Todd Walker, Esq.